================================================================================
                                  SCHEDULE 14A
             (RULE 14A-101) INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 FILED BY THE REGISTRANT [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CLARION COMMERCIAL HOLDINGS, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share ("Common Stock"), of Clarion Commercial Holdings, Inc.

         (2)      Aggregate number of securities to which transaction applies:
                  4,078,393 shares of Common Stock

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The filing fee has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of one percent of the product of 4,078,393 shares of Common Stock and the maximum estimated liquidation payment of $9.91 per share.

         (4)      Proposed maximum aggregate value of transaction:
                  $40,416,874.63

         (5)      Total fee paid:
                  $8,083.37

[ ]      Fee paid previously with preliminary materials:
         Not Applicable

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                        CLARION COMMERCIAL HOLDINGS, INC.
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017





                                                              ____________, 2001

Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Clarion Commercial Holdings, Inc. to be held on ______, 2001 at ____, local time, at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153. At the Annual Meeting, you will be asked to consider and vote on several proposals, including proposals (i) to approve our complete liquidation and dissolution pursuant to a plan of liquidation; (ii) to elect two Class II directors to serve for a three-year term; (iii) to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2000; and (iv) to transact such other matters as may properly come before such annual meeting or any adjournment or postponement thereof.

         Our board of directors carefully reviewed and considered the terms and conditions of the plan of liquidation and the transactions contemplated by the plan of liquidation as well as other alternatives available to us. Based on its review, our board of directors determined that the plan of liquidation and the transactions contemplated by the plan of liquidation are fair to and in the best interests of our stockholders.

         The enclosed proxy statement contains a discussion of our proposed plan of liquidation. Our board recommends that you consider the enclosed materials carefully. After carefully weighing the facts and circumstances associated with our liquidation as well as alternative courses of action, our board has concluded that our proposed plan of liquidation is the best available alternative to maximize value for our stockholders.

         Our board has voted to approve the proposed plan of liquidation and recommends that stockholders vote for the proposed transactions by marking the enclosed proxy card "FOR" each of the proposals and returning the proxy card in the accompanying postage-paid envelope. The affirmative vote of the holders of two-thirds of the shares of our common stock outstanding and entitled to vote will be required to complete our liquidation and dissolution. Your participation is extremely important, and your early response will be greatly appreciated.

                                                     Sincerely,


                                                     /s/ Frank L. Sullivan, Jr.
                                                     Frank L. Sullivan, Jr.
                                                     Chairman of the Board

                        CLARION COMMERCIAL HOLDINGS, INC.
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON ____________, 2001

                            ------------------------

To the Stockholders of
Clarion Commercial Holdings, Inc.:

         Notice is hereby given that our 2000 Annual Meeting of Stockholders originally scheduled to be held on May 10, 2000, as adjourned successively to May 23, 2000, June 13, 2000, June 28, 2000, June 30, 2000, August 9, 2000 and
September 6, 2000, will be held at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York on , 2001 at _____ local time, for the following purposes:

         1. To consider and vote upon a proposal to approve our complete liquidation and dissolution pursuant to the plan of liquidation described in the accompanying proxy statement.

         2. To elect two Class II directors to serve for a three-year term and until such director's successor is duly elected and qualified.

         3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2000.

         4. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         By resolution of the board of directors, the close of business on has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment and postponement thereof. A list of stockholders of record as of the close of business on the record date will be available at the annual meeting for examination by any stockholder, his agent or his attorney.


                               By order of the Board of Directors,

                               /s/ Joanne M. Vitale

                               Joanne M. Vitale
                               Secretary

New York, New York
_____________, 2001

         IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                                TABLE OF CONTENTS

                                                                                                       PAGE

SUMMARY TERM SHEET......................................................................................1

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS...............................................................2

GENERAL INFORMATION.....................................................................................7

Date, Time, Place and Purpose of the Annual Meeting.....................................................7

Solicitation and Revocation of Proxies..................................................................7

Record Date and Shares Entitled to Vote.................................................................7

Quorum and Voting Rights................................................................................7

RISK FACTORS RELATING TO THE LIQUIDATION................................................................8

Estimates of the Net Proceeds from the Aggregate Distributions to be Received by
        Stockholders May Not be Realized................................................................8

Stockholders Could be Liable to the Extent of Liquidating Distributions Received if
        Contingent Reserves are Insufficient to Satisfy the Company's Liabilities.......................9

Anticipated Timing of Liquidation May Not be Achieved...................................................9

The Liquidation May Not Result In Greater Returns To Stockholders Than Our
        Continuing As A Going Concern..................................................................10

Increases in Interest Rates or Spreads May Adversely Affect Net Proceeds...............................10

Decreases in the Underlying Value of the Company's Assets May Adversely Affect Net Proceeds............10

Our Manager, Officers, Directors and Affiliates  May Have Interests in Our Liquidation
        and Dissolution That Are Different From the Interests of Other Stockholders....................11

The Liquidity and the Market Price of Our Shares Could Decrease........................................11

Our Public Entity Value  May be Jeopardized............................................................11

No Further Stockholder Approval Will be Required.......................................................12

PROPOSAL I:  THE PLAN OF LIQUIDATION...................................................................12

Recommendation of the Board............................................................................12

Vote Required..........................................................................................12

Background of the Company's Decision to Liquidate......................................................12

Recommendations of the Special Committee and the Board of Directors; Reasons for the Liquidation.......15

Opinion of Financial Advisor...........................................................................17

Interests in the Liquidation that Differ from Your Interests...........................................23

Plans for Clarion After a Liquidation; Plan of Liquidation.............................................23

Summary of the Plan of Liquidation.....................................................................24

Dissolution............................................................................................25

Transferability of Shares; NYSE Listing................................................................25


                                       i

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                      PAGE

Expected Distributions.................................................................................25

Contingency Reserve....................................................................................28

Liquidating Trust......................................................................................28

Liquidation Agreement..................................................................................29

Federal Income Tax Consequences of the Plan of Liquidation.............................................30

Government Approvals...................................................................................36

Appraisal Rights of Stockholders.......................................................................36

PROPOSAL II:  ELECTION OF DIRECTORS....................................................................36

Our Board of Directors.................................................................................37

Management of the Company..............................................................................39

Executive Compensation.................................................................................40

Security Ownership of Certain Beneficial Owners and Management.........................................40

Compensation Committee Interlocks and Insider Participation............................................41

Audit Committee Report.................................................................................41

Compliance with Section 16(A) of the Securities Exchange Act of 1934...................................42

Certain Relationships and Related Transactions.........................................................42

PROPOSAL III:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.....................................43

General  ..............................................................................................43

Vote Required And Recommendation.......................................................................43

SELECTED FINANCIAL DATA................................................................................45

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................46

For The Fiscal Year Ended December 31, 1999............................................................46

For The Fiscal Quarter Ended September 30, 2000........................................................51

MARKET INFORMATION.....................................................................................54

STOCK PRICE PERFORMANCE GRAPH..........................................................................55

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING......................................................55

INDEPENDENT ACCOUNTANTS................................................................................55

OTHER MATTERS..........................................................................................55

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................................................56

WHERE YOU CAN FIND MORE INFORMATION....................................................................56

Index to Consolidated Financial Statements............................................................F-1



                                       ii

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                      PAGE

ANNEX A................................................................................................A-1

ANNEX B................................................................................................B-1

ANNEX C................................................................................................C-1




                               SUMMARY TERM SHEET

         The plan of liquidation attached as Annex A to this proxy statement contemplates the following agreements and steps:

         o The orderly sale of our assets. We currently anticipate that the net proceeds from the sale of our assets will range from approximately $30.5 million to $39.4 million. However, there can be no assurance that such amounts will be received (for a more detailed description see page 8);

         o Paying (or providing for) our liabilities and expenses, including establishing a reserve to fund contingent liabilities in an amount to be determined as information concerning such contingencies becomes available (for a more detailed description see page 28);

         o Distributing the net proceeds of the liquidation to our stockholders following receipt of such proceeds (for a more detailed description see page 25); and

         o Winding up our operations and dissolving the company in accordance with the plan of liquidation, which provides that upon determinations made by our board, we may transfer and assign to a liquidating trust all or a portion of our remaining cash and property to pay (or adequately provide for) all the remaining debts and liabilities and then to distribute the balance to stockholders (for a more detailed description see page 25).

         We have entered into a liquidation agreement, pursuant to which we have, subject to the approval of the plan of liquidation by our stockholders,
(i) amended our existing management agreement with Clarion Capital, LLC to provide that Clarion Capital, the existing manager of our assets, will manage the liquidation of the Company and (ii) agreed to sell to Clarion Capital for $250,000 our 10% membership interest in Clarion Capital and our option to purchase the remaining 90% membership interest in Clarion Capital. The liquidation agreement also extends the exercise period for our option to purchase the remaining 90% membership interest in Clarion Capital from March 31, 2000 to November 30, 2001 so that we will retain the ability to exercise this option if the plan of liquidation is not approved by our stockholders and, as a result, this option is not sold to Clarion Capital.

         In considering the recommendations of our board with respect to the plan of liquidation, and in implementing the plan of liquidation, you should be aware that some of our directors and officers, and Clarion Capital may have had or may have interests that are different from your interests as a stockholder. Our board was aware of these matters in its consideration of the plan of liquidation (for a more detailed description see page 23).

         Our largest stockholder, Monroe Investment Corp., which currently owns approximately 42% of our outstanding common stock, has previously indicated its support for the implementation of a plan of liquidation. It has not, however, reviewed the plan of liquidation and there is no guarantee that it will vote in favor of the plan of liquidation. If Monroe fails to vote in favor of the plan of liquidation, we will not receive the requisite vote of two-thirds of the shares of our common stock outstanding and entitled to vote necessary to approve the plan of liquidation.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

         Q:       What am I being asked to vote upon?

         A: At the annual meeting, we will ask you to approve our plan of liquidation, pursuant to which we will, among other things, sell our assets, pay or provide for our liabilities and expenses, distribute the net proceeds of the liquidation to you and our other stockholders, wind up our operations and dissolve. We will also ask you to vote upon proposals to elect directors and ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2000.

         Q:       What will I receive in the liquidation?

         A: Although we cannot be sure of the amounts or the timing, we currently estimate that you will receive cash distributions totaling in the range of $7.47 to $9.91 for each share of our common stock that you own (assuming that you hold your shares through the completion of the liquidation). This represents a premium of 42% to 89% (excluding previous distributions) over the $5.25 closing price of our common stock on October 11, 2000, the day before we publicly announced our board's decision to recommend a plan of liquidation to our stockholders, and a premium of 29% to 72% over the average daily closing price of $5.77 from January 1, 2000 through October 11, 2000. The amount you will receive in the liquidation is subject to the amounts reserved to pay or provide for our liabilities and expenses and the amounts received in the liquidation of our assets that we have listed for sale but are not currently subject to definitive sale agreements.

         Q.       Will the company remain a REIT?

         A: At a minimum, we anticipate making distributions in amounts sufficient to allow us to remain qualified as a REIT under the Internal Revenue Code throughout the period of the liquidation of our assets. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests.

         Q.       How many liquidating distributions do you anticipate making?

         A: We expect to make distributions to you not more often than monthly or less often than quarterly, and we expect to make no less than three distributions and no more than six distributions.

         Q:       Who will manage the liquidation?

         A: Clarion Capital LLC, the current manager of our assets, will manage the liquidation.

         Q.       Will the compensation payable to our manager change?

         A: Yes. If the plan of liquidation is approved, we will pay our manager a one-time fee of $80,000 for the sale or liquidation of a certain mezzanine asset consisting of a limited partnership interest and up to $604,000 for the sale or liquidation of our other assets. The manager will no longer be entitled to receive the non-competition payment that would have been payable upon the termination of the existing management agreement or the fees under the existing management agreement which amounted to $536,297 in 2000 and $575,928 in 1999. For a more detailed description of the compensation payable to the manager in connection with the liquidation, see page 29.

         Q:       What will happen to my regular quarterly dividend?

         A: If stockholders approve the plan of liquidation, we expect to make, in lieu of the regular quarterly dividend, three or more liquidating distributions as soon as practicable.

         Q: When do you expect to complete the liquidation and dissolution?

         A: We currently expect that the liquidation will be substantially completed over a 12 month period. The board of directors may, however, determine that it is in the best interests of our stockholders that some assets are placed into a liquidating trust, which could delay the receipt by our stockholders of the final proceeds of the liquidation.

         Q: What is the board's recommendation as to the plan of liquidation?

         A: Our board has determined that the plan of liquidation is fair to, and in the best interests of, our stockholders and recommends that you vote "FOR" approval of the plan of liquidation. In making this determination, our board took into account the recommendation of a special committee, consisting of all three independent members of our board, following the special committee's review and evaluation of the fairness of the plan of liquidation, and its receipt of a fairness opinion from a financial advisor discussed below.

         Q: Do directors and officers have interests in the plan of liquidation that differ from mine?

         A: In considering the board's recommendation to approve the plan of liquidation, you should be aware that a number of the directors and officers may have interests that are different from or in addition to yours as a stockholder. These interests include:

                  o the independent directors will each receive an additional $20,000 for their services in connection with the liquidation;

                  o the two other directors have an interest in Clarion Capital, our manager

                  o the manager's existing compensation arrangement will be terminated and we will have a new compensation arrangement with the Manager to compensate it for the services it will provide in connection with the liquidation; and

                  o we will sell to the manager for $250,000 our 10% membership interest in the manager and our option to purchase the remaining 90% membership interest in the manager.

                  For a more detailed description of the interests of directors and officers that differ from yours see page 23.

         Q: What steps did the board of directors take to ensure that the plan of liquidation is fair to stockholders?

         A: The board of directors appointed a committee comprised of the three directors that are not affiliated with the manager. The committee retained an independent financial advisor, Sutter Securities, Incorporated to advise generally with respect to the terms of the plan of liquidation and to render its opinion as to the fairness of the liquidation agreement and the new compensation arrangement for independent directors, taken as a whole, from a financial point of view, to our public stockholders. For a more detailed description of the opinion of Sutter Securities see page 17.

         Q: What will happen if the plan of liquidation is not approved by stockholders?

         A:       We will continue to operate as a publicly owned entity.

         Q: What vote of stockholders is required to approve the proposals?

         A: The approval of the plan of liquidation requires the affirmative vote of the holders of two-thirds of all shares of our common stock outstanding and entitled to vote. Our largest stockholder, Monroe Investment Corp., which currently owns approximately 42% of our outstanding common stock, has previously indicated its support for the implementation of a plan of liquidation. It has not, however, reviewed the plan of liquidation and there is no guarantee that it will vote in favor of the plan of liquidation. If Monroe fails to vote in favor of the plan of liquidation, we will not receive the requisite vote of two-thirds of the shares of our common stock outstanding and entitled to vote necessary to approve the plan of liquidation.

                  The proposal for the election of directors requires a plurality of all votes cast by the holders of our common stock, and the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors requires the affirmative vote of a majority of all votes cast by the holders of our common stock represented in person or by proxy at our annual meeting at which a quorum is present.

         Q:       Who is entitled to vote?

         A: All stockholders of record on the close of business on _________, 2001 are entitled to vote at the meeting. On January 31, 2001, we had 4,073,393 common shares outstanding and entitled to vote. Each share is entitled to one vote. As of January 31, 2001, our affiliates, directors and executive officers owned and had the right to vote a total of 443,340 shares or approximately 11% of the outstanding shares entitled to vote at the meeting.

         Q:       How do I vote?

         A: The board of directors is soliciting proxies from stockholders to be used at the meeting. To cast your vote, please complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. By voting, you will authorize the individuals named on the proxy card, referred to as proxies, to vote your shares according to your instructions. You may specify on the proxy whether your shares should be voted for all, some or none of the nominees for director. You may also specify whether you vote for, vote against or abstain from voting on the other proposals.

                  If you sign the proxy card and leave Item 1 (plan of liquidation), Item 3 (appointment of Deloitte & Touche) or
                  Item 4 (other matters) blank, the proxies will vote FOR approval of that proposal. If you abstain from voting on Item 1, Item 3 or Item 4, your vote will not be counted in the tabulation of votes cast on that proposal. If you do not indicate how you wish to vote for one or more of the nominees for director in Item 2, the proxies will vote FOR election of all of the nominees for director. If you "withhold" your vote for any of the nominees, your vote will not be counted in the tabulation of votes cast on that nominee.

                  The proxy card (Item 4) also confers discretionary authority on the persons named on the proxy card to vote the shares represented by the proxy card on any other matter that is properly presented for action at the meeting.

         Q:       What do I need to do now?

         A: You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the annual meeting, even if you plan to attend the meeting in person.

         Q:       May I change my vote after I have mailed my signed proxy card?

         A: Yes. You can change your vote by sending in a later dated, signed proxy card or a written revocation before the annual meeting or by attending the annual meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

         Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

         A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.

         Q: What happens if I do not give my proxy or if I abstain from voting?

         A: If you do not give your proxy or do not instruct your broker to vote your shares or if you abstain from voting, (i) it will have the same effect as a vote against the proposal to approve the plan of liquidation and (ii) it will not count as a vote for or against the proposals to approve the election of two directors and the ratification of the selection of independent accountants.

         Q:       Who will pay the costs of soliciting the proxies?

         A: We will pay all of the costs of soliciting proxies on the accompanying form. Some of our directors, officers and other employees may solicit proxies personally or by telephone, mail or facsimile. They will not be specially compensated for these activities. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. We will, upon request, reimburse these institutions for their reasonable expenses.

         Q:       What are the tax consequences of the liquidation?

         A: The liquidation will be a taxable transaction to you for United States federal income tax purposes. A brief summary of the material federal income tax consequences to you appears on page 30 of this proxy statement. Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

         Q:       Do I have appraisal rights?

         A: Under Maryland law, you will not have appraisal or other similar rights in connection with the plan of liquidation.

         Q:       Who can help answer my questions?

         A: If you have additional questions about the plan of liquidation, or would like additional copies of the proxy statement, you should call Robert S. Kopchains of Clarion Capital at (212) 883-2500.

                               GENERAL INFORMATION

DATE, TIME, PLACE AND PURPOSE OF THE ANNUAL MEETING

         Our 2000 annual meeting of stockholders will be held on _________, 2001, at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153, ___, local time. At the annual meeting, holders of shares of our common stock, par value $.001 per share will be asked to consider and vote upon proposals (i) to approve our complete liquidation and dissolution pursuant to a plan of liquidation, (ii) to elect two Class II directors to serve for a three-year term and until such director's successor is duly elected and qualified, (iii) to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2000. Holders of shares of our common stock also may be asked to vote on adjournment of the annual meeting if a motion to adjourn the annual meeting is properly brought and the transaction of such other matters as may properly come before such annual meeting or any adjournment or postponement thereof.

SOLICITATION AND REVOCATION OF PROXIES

         This proxy statement is furnished to the holders of the shares of our common stock in connection with the solicitation of proxies for use at the annual meeting. The enclosed form of proxy is solicited by our board, and the Company will bear the cost of the solicitation. When the proxy is properly executed and returned, the shares of common stock it represents will be voted as directed at the annual meeting or any postponement or adjournment thereof or, if no direction is indicated, such shares of common stock will be voted in favor of the proposals set forth in the notice of our annual meeting of stockholders attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted at the annual meeting. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to our secretary, by delivering a later-dated proxy or by voting in person at the annual meeting. This proxy statement, the attached notice of annual meeting of stockholders and the accompanying proxy card are first being mailed to stockholders on or about _________, 2001.

RECORD DATE AND SHARES ENTITLED TO VOTE

         Only holders of our common stock of record as of the close of business on _________, 2001 will be entitled to receive notice of, and to vote at, the annual meeting. As of the record date, we had outstanding __________ shares of our common stock held by ____ stockholders of record. Holders of common stock on the record date are entitled to one vote for each share of our common stock held on any matter that may properly come before the annual meeting.

QUORUM AND VOTING RIGHTS

         The presence in person or by proxy of the holders of the majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions with respect to any proposal under consideration at the annual meeting will be counted for purposes of establishing a quorum.

         The approval of the plan of liquidation will require the affirmative vote of the holders of two-thirds of all shares of our common stock outstanding and entitled to vote. On such a matter, abstentions will have the same effect as a negative vote.

         Directors are elected by a plurality of the votes cast by the holders of our common stock represented in person or by proxy at our annual meeting at which a quorum is present. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors will require the affirmative vote of a majority of the votes cast on such proposal by the holders of our common stock represented in person or by proxy at our annual meeting at which a quorum is present. If a quorum is present, abstentions will have no effect on the election of directors or the proposal to ratify the appointment of auditors. With respect to any other matter that may properly come before the annual meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast against such matter. Each of the members of the our board is recommending that stockholders vote "FOR" each of the proposals set forth herein.

         As of the record date, our directors and executive officers, as well as the officers of our manager and its affiliates, owned an aggregate of approximately 11% of the outstanding shares of common stock. In addition, Monroe, our largest stockholder, owned an aggregate of approximately 42% of the outstanding shares of common stock. Monroe has previously indicated its support for the implementation of a plan of liquidation. It has not, however, reviewed the plan of liquidation and there is no guarantee that it will vote in favor of the plan of liquidation. If Monroe fails to vote in favor of the plan of liquidation, we will not receive the requisite vote of two-thirds of the shares of our common stock outstanding and entitled to vote necessary to approve the plan of liquidation. Shares of our common stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters before the annual meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner. Such shares are referred to as "broker non-votes." At the annual meeting, broker non-votes will (i) have the same effect as a vote against the plan of liquidation and (ii) will not be counted as votes for or against the other matters presented for stockholder consideration.

                    RISK FACTORS RELATING TO THE LIQUIDATION

         In addition to the other information included elsewhere in this proxy statement, the following factors should be considered carefully in determining whether to vote in favor of the proposals to approve the plan of liquidation.

ESTIMATES OF THE NET PROCEEDS FROM THE AGGREGATE DISTRIBUTIONS TO BE RECEIVED BY STOCKHOLDERS MAY NOT BE REALIZED

         There can be no assurance that any of the estimates set forth in this proxy statement will be realized. Stockholders, in determining whether to vote in favor of the proposal to approve the plan of liquidation, are cautioned not to attribute undue certainty to any estimates set forth herein. Such estimates are based on a variety of assumptions relating to the value of our assets, the amount of our liabilities and expenses to be paid in the future, general business and economic conditions and other matters. The amount to be distributed to stockholders is based on our current estimates and is subject to various and significant uncertainties, many of which are beyond our control, that could cause the actual results to differ materially from our expectations. Examples of uncertainties that could cause the aggregate amount of distributions to be less than our estimates include the following:

         o The value of our assets and the time required to sell our assets may change due to a number of factors beyond our control or the control of our manager.

         o Our estimate of net distributable cash resulting from our liquidation and dissolution is based on estimates of the costs and expenses of the liquidation. If actual costs and expenses exceed such estimated amount, actual aggregate distributions to stockholders as a result of the liquidation could be less than estimated.

         o If liabilities, unknown or contingent at the time of the mailing of this proxy statement, later arise which must be satisfied or reserved for as part of the plan of liquidation, the aggregate amount of distributions to stockholders as a result of the plan of liquidation could be less than estimated.

         o Delays in consummating the plan of liquidation could result in additional expenses and result in actual aggregate distributions to stockholders less than our estimated amount.

         o If our assets are sold on an installment basis and there is a default by the purchaser in payment on the related promissory note or installment contract, the exercise of our remedies (which may include foreclosure on any real or personal property securing the promissory note) could delay our liquidation and dissolution, will likely involve additional costs and expenses to us, and could result in us not achieving our estimate of aggregate distributions to stockholders.

         There can be no assurance that the estimates set forth in this proxy statement will be realized. The actual aggregate distributions to stockholders as a result of the liquidation could, for the foregoing reasons, vary materially from our estimates and may be substantially less. See "Special Note Regarding Forward-Looking Statements."

STOCKHOLDERS COULD BE LIABLE TO THE EXTENT OF LIQUIDATING DISTRIBUTIONS RECEIVED IF CONTINGENT RESERVES ARE INSUFFICIENT TO SATISFY THE COMPANY'S LIABILITIES

         If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro rata portion of the excess, limited to the amounts previously received by the stockholder in distributions from us or the liquidating trust.

         If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction against the making of distributions under the plan of liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or holders of beneficial interests of the liquidating trust under the plan of liquidation.

ANTICIPATED TIMING OF LIQUIDATION MAY NOT BE ACHIEVED

         Immediately after the annual meeting, if the plan of liquidation is approved by stockholders, we intend to proceed with the orderly sale of our assets and subsequently file articles of dissolution with the State Department of Assessments and Taxation of Maryland. Although we anticipate that we will substantially complete the sale of our assets within a 12 month period, our board may determine that it is in the best interests of our stockholders that some assets placed into a liquidating trust, which could delay the receipt by stockholders of the final proceeds of the liquidation.

THE LIQUIDATION MAY NOT RESULT IN GREATER RETURNS TO STOCKHOLDERS THAN OUR CONTINUING AS A GOING CONCERN

         We cannot assure you that the plan of liquidation will result in greater returns to stockholders than our continuing as a going concern or through a business combination with a third party. If the plan of liquidation is not approved at the meeting, the board of directors intends to continue managing us and our assets substantially as they are currently being managed.

INCREASES IN INTEREST RATES OR SPREADS MAY ADVERSELY AFFECT NET PROCEEDS

         The fair values of our investments in commercial mortgage-backed securities are dependent upon, and are sensitive to changes in, comparable-term interest rates and spreads over U.S. Treasury rates in effect from time to time. Spreads are influenced by a number of factors. These include investor expectations with respect to future economic conditions, interest rates and real estate market factors. All of these are beyond our control and can affect the ability of borrowers to perform under the terms of the mortgage loans underlying commercial mortgage-backed securities. As a result, even if current interest rates and commercial mortgage default rates remain constant, the value of our commercial mortgage-backed securities can be adversely affected by increasing spreads. Accordingly, increased spreads could result in distributions to stockholders being less than estimated.

DECREASES IN THE UNDERLYING VALUE OF THE COMPANY'S ASSETS MAY ADVERSELY AFFECT NET PROCEEDS

         The underlying value of our assets may be adversely affected by a number of factors that are beyond our control, including the following:

         o        adverse changes in economic conditions;

         o changes in interest rates or spreads and in the availability, cost and terms of mortgage financings;

         o the ability of obligors on indebtedness of the Company to make their payments;

         o        changes in real estate values;

         o        defaults on the mortgages that collaterize our assets; and

         o        adverse changes in governmental rules and fiscal policies.

         Any adverse change in the underlying value, or cash flows, of the real estate that secures our investments would make it more difficult for our borrowers to continue making mortgage payments, to sell or to refinance their properties. This, in turn, could adversely affect the market value of our assets. Accordingly, any decrease in the underlying value, or cash flows, of the real estate that secures our investments could decrease or delay the payment of distributions to stockholders.

OUR MANAGER, OFFICERS, DIRECTORS AND AFFILIATES MAY HAVE INTERESTS IN OUR LIQUIDATION AND DISSOLUTION THAT ARE DIFFERENT FROM THE INTERESTS OF OTHER STOCKHOLDERS

         In considering the recommendation of our board with respect to the plan of liquidation and deciding whether or not to approve the proposal, you should be aware that some of our directors, officers and affiliates may have interests in the liquidation that are different from or in addition to those of other stockholders. In particular, all of our officers and two of our directors are officers of our manager. Our manager currently receives compensation under a management agreement between us and our manager. If the plan of liquidation is approved, the manager's existing compensation arrangement will terminate and it will be paid to liquidate our assets pursuant to the plan of liquidation, which includes incentives regarding the timeframe in which it sells the assets. In addition, if the plan of liquidation is approved by our stockholders, the manager has agreed to pay the Company $250,000 to acquire our 10% membership interest in our manager and our option to buy the remaining 90% membership interest in our manager.

         For the calendar year 2001, the regular annual compensation of the independent directors will not increase. However, the portion previously paid in stock will be paid in cash. Accordingly, as regular compensation we will pay each independent director $20,000 in cash, payable $5,000 per calendar quarter on the first day of each calendar quarter. In addition, we will pay each independent director special compensation of $20,000 in cash for the additional work performed by the independent directors in connection with (a) the plan of liquidation; (b) this proxy statement; (c) the negotiation of the liquidation agreement, to, among other things, (i) amend the management agreement, including fees payable for the management and liquidation of assets; and (ii) negotiate the price to be paid by the manager for our 10% membership interest in the manager and our option to purchase the remaining 90% membership interest in the manager; and (d) the extension of the exercise period for our option to purchase the remaining 90% membership interest in the manager. This $20,000 shall be paid as follows: $10,000 will be paid upon filing this proxy statement with the SEC and the remaining $10,000 will be paid sixty days thereafter. In consideration of the foregoing, the independent directors will not receive any additional fees (previously $500 per meeting) for attendance at board meetings except for reimbursement of ordinary and necessary expenses related to such attendance. We do not directly compensate the two other directors.

THE LIQUIDITY AND THE MARKET PRICE OF OUR SHARES COULD DECREASE

         As we sell our assets and we distribute liquidating distributions to stockholders, our market capitalization and "float" may diminish. Market interest in our shares may also diminish. This could reduce the market demand and liquidity for our shares, which may adversely affect the market price of our shares. In addition, our shares may become ineligible for listing on the New York Stock Exchange before the liquidation is finalized as a result of our failure to meet the exchange's listing criteria relating to trading volume, market value of shares, asset value or net income. If our shares are delisted, we expect that they will trade in the over-the-counter market. This would further decrease the market demand for and liquidity and price of our shares.

OUR PUBLIC ENTITY VALUE  MAY BE JEOPARDIZED

         Once our stockholders approve the plan of liquidation, we will be committed to winding-up our operations. This jeopardizes any value that a potential acquirer might place on the ability to acquire a publicly-held entity with an indefinite life. It may also preclude other possible courses of action not yet identified by the board.

NO FURTHER STOCKHOLDER APPROVAL WILL BE REQUIRED

         The approval of the plan of liquidation requires the affirmative vote of the holders of two-thirds of all shares of our common stock outstanding and entitled to vote. If our stockholders approve the plan of liquidation, we will be authorized to dispose of our assets without further approval of our stockholders.

                       PROPOSAL I: THE PLAN OF LIQUIDATION

         At the annual meeting, stockholders will be asked to consider and vote upon a proposal to approve the complete liquidation and subsequent dissolution of the Company pursuant to the plan of liquidation. Upon the approval of the plan of liquidation at the annual meeting by the holders of two-thirds of all shares of our common stock outstanding and entitled to vote, the plan of liquidation will become effective. Attached to this proxy statement as Annex A is a copy of the plan of liquidation. Pursuant to the terms of the plan of liquidation, we, without further action by the stockholders (except as such action may be required by law or as our board may deem appropriate), will be liquidated and dissolved after payment of, or provision for the payment of, our accrued and contingent liabilities, claims and liquidation expenses. The proceeds from the sale of all of our assets will be distributed to the stockholders or the assets will be placed in a liquidating trust for the benefit of the stockholders. The summary description of the plan of liquidation set forth herein is qualified in its entirety by reference to the full text of the plan of liquidation as attached hereto and the relevant provisions of the Maryland General Corporation Law.

RECOMMENDATION OF THE BOARD

         Our board has determined that the plan of liquidation and the transactions contemplated by the plan of liquidation are fair to and are in the best interests of our stockholders, has approved and adopted the plan of liquidation and recommends that the stockholders vote for the proposal to approve the plan of liquidation.

VOTE REQUIRED

         The approval of the plan of liquidation will require the affirmative vote of the holders of two-thirds of all shares of our common stock outstanding and entitled to vote.

BACKGROUND OF THE COMPANY'S DECISION TO LIQUIDATE

         On October 12, 2000, our board of directors approved a resolution declaring that it had voted unanimously to recommend a plan of liquidation to our stockholders. Our board's decision to seek a sale or dissolution was made after considering various strategic alternatives available to us. As discussed more fully below, our board concluded that our sale or liquidation would be more likely to provide our stockholders with a greater return, in a reasonable time frame, on their investment than they would receive through the continuation of our then-current operating strategies.

         We commenced operations in June 1998 to invest in commercial mortgage-backed securities (primarily subordinate securities), commercial mortgage loans, mezzanine investments, equity investments, and other real estate related investments. Substantially all of the $94.7 million of net proceeds received from the sale of 5,000,000 shares of our common stock in June 1998 was used to acquire our original portfolio of investments, which consisted of a series of investments in CMBS, a commercial whole loan and a mezzanine investment consisting of a preferred limited partnership interest.

         During the third quarter of 1998, the dislocation of global fixed income markets and the restructuring of several competitors led to extensive spread widening in CMBS and other fixed income markets as well as a rally in the market for government securities. The price of a fixed income security (such as a CMBS) or a commercial loan is often determined by adding an interest rate spread to a benchmark interest rate, such as the U.S. Treasury rate. As the spread on a security tightens (or decreases), the price (or value) of the security rises and conversely, as it widens (or increases) the price (or value) of the security falls. At the same time, liquidity in the CMBS market diminished significantly, with much of the diminution occurring from September through November of that year. This lack of liquidity continued through the end of the year.

         From September through November 1998, we disposed of 14 classes of CMBS to reduce leverage and our exposure to continued spread widening. The sale of these securities resulted in realized losses of approximately $17.9 million. In conjunction with the sale of the CMBS, we closed related short positions in U.S. government securities. The sale of these securities resulted in additional realized losses of approximately $9.5 million.

         The CMBS market improved in 1999 as new issues returned to the market, the secondary market continued to recover and spreads on subordinate CMBS tightened slightly. While spreads on the subordinate classes of CMBS tightened slightly in 1999, interest rates increased. The ten-year U.S. Treasury rate rose approximately 180 basis points in 1999. In the same way that a widening (increasing) spread for CMBS causes their value to fall, increasing interest rates also causes their value to decline. In order to offset this potential loss in CMBS and commercial loan value due to increasing interest rates, the Company "sells short" U.S. Treasury securities that increase in value as interest rates rise. In 1999, our short positions in U.S. Treasury securities effectively offset the decline in value of our CMBS positions due to the increase in interest rates.

         In the year 2000, spreads in the subordinate CMBS market remained virtually unchanged from the end of 1999. Issuance of CMBS declined slightly in 2000. In the second half of 2000, however, spreads in the high yield corporate fixed income market widened significantly. This widening of spreads in the high yield corporate market could lead to a widening of spreads in the subordinate CMBS market and a decline in the value of our assets.

         On January 13, 2000, our board was informed that our largest stockholder, Monroe Investment Corp., the holder of approximately 42% of our outstanding common stock, wished to liquidate its investment in Clarion. Subsequent to receiving this information, Frank L. Sullivan, Jr., our Executive Vice President and Chairman, and Daniel Heflin, our President and Chief Executive Officer, withdrew as nominees for directors of Monroe; Mr. Heflin and Joanne Vitale, our secretary, resigned as officers of Monroe and Clarion Capital resigned as the manager of Monroe. In considering the potential effect that Monroe's actions might have on Clarion, our board discussed the possibility of a liquidation.

         During the period from March 2000 to the end of June 2000, representatives of the Company had discussions and meetings with representatives of Monroe, to discuss Monroe's suggestion that the Company be liquidated because the price of the Company's stock did not accurately reflect the underlying value of the Company's assets. At these meetings, Monroe expressed a strong desire that the Company be liquidated.

         Monroe was not present in person or by proxy at our annual meeting. Monroe's absence coupled with our inability to obtain a majority of votes eligible to be cast in Monroe's absence prevented us from achieving a quorum at our annual meeting. Accordingly, we adjourned our meeting originally scheduled to be held on May 10, 2000 successively to May 23, 2000, June 13, 2000, June 28, 2000, June 30, 2000, August 9, 2000 and September 6, 2000.

         On May 24, 2000, our board adopted several amendments to our by-laws, including giving us sole power to amend our by-laws; increasing the percentage of stockholders required to request an annual meeting to a majority; increasing the advance notice necessary for presenting stockholder proposals or stockholder director nominees at a stockholder meeting to 90-120 days; amending annual meeting procedures; and amending the provisions regarding indemnification.

         On June 27, 2000, our board of directors appointed a special committee, comprised of our three independent directors, to evaluate the possible liquidation of the Company, as well as possible business alternatives. In this regard, the board engaged PricewaterhouseCoopers LLP to perform an analysis of the costs associated with a possible liquidation and, separately, requested that the manager present to it possible alternative business strategies.

         On August 9, 2000, representatives of Monroe met with our board to discuss strategic alternatives for the Company, including a possible liquidation. At this meeting, the board updated Monroe with respect to its evaluation of a liquidation and its engagement of PricewaterhouseCoopers. Monroe reiterated its desire that the Company be liquidated and indicated that it would not support any other strategic alternatives.

         On September 15, 2000, a representative of Monroe sent a letter to Clarion regarding the status of the PricewaterhouseCoopers' analysis and to express its concerns with respect to the amendment of our by-laws.

         On September 21, 2000, the board discussed the Company's possible liquidation and other strategic alternatives, including the engagement of an investment adviser to provide advice with respect to such alternatives. The board concluded that since the fee of a top-rate investment advisor would likely exceed $500,000 and that it was unlikely that an investment adviser would be able to suggest an alternative to liquidation that the board had not already considered, the retention of an investment advisor was an unnecessary expense. Moreover, the board concluded that, without Monroe's support, it could not implement an alternative strategy.

         On October 12, 2000, based upon the special committee's review of possible alternative business strategies presented by the manager and its analysis of the PricewaterhouseCoopers report, the special committee concluded and recommended to our board of directors that liquidation of the Company was in the best interests of our stockholders and should be presented to stockholders for their approval. The board of directors thereafter, on October 12, 2000, met to discuss the Special Committee's recommendation and resolved to adopt a plan of liquidation.

         On October 31, 2000, the special committee engaged Weil, Gotshal & Manges LLP as special counsel to advise the independent directors and the Company, including with respect to fiduciary obligations and possible conflicts between the manager and the Company, and to perform legal services in connection with the liquidation of the Company.

         On November 9, 2000, the special committee engaged Sutter Securities, Incorporated, to advise the independent directors in connection with the liquidation and the Company's arrangements with the manager. On January 24, 2001, the special committee expanded Sutter's engagement to include the issuance of an opinion to the Board of Directors regarding the fairness of the liquidation agreement and new compensation arrangement for the independent directors; taken as a whole, from a financial point of view, to our public stockholders.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR THE LIQUIDATION

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         On March 6, 2001, the special committee determined that the plan of liquidation is fair to, and in the best interests of, our stockholders and voted to recommend that our board approve the plan of liquidation and recommend to our stockholders that they vote to approve the plan of liquidation.

         Immediately following the special committee meeting on March 6, 2001, our board determined that the terms of the plan of liquidation are fair to, and in the best interests of, our stockholders, approved the plan of liquidation and determined to recommend to our stockholders that they vote to approve the plan of liquidation.

         Accordingly, our board recommends that you vote "FOR" the approval of the plan of liquidation.

         REASONS FOR THE LIQUIDATION

         Our board has determined that the liquidation and dissolution of the Company is advisable and in the best interests of, our stockholders, has approved and adopted the plan of liquidation and recommends that the stockholders vote for approval of the plan of liquidation.

         The Special Committee. In reaching its determination that the plan of liquidation is fair to, and in the best interests of, our stockholders and in recommending that our board approve the liquidation and recommend to stockholders that they vote to approve the plan of liquidation, the special committee consulted with our senior management and our financial and legal advisors and considered the following factors:

         o As a result of our being a small capitalization, externally managed mortgage REIT with credit sensitive investments, and given current market conditions, the special committee does not believe that our shares are likely to trade at a significant premium to the book value of our assets. Since the fourth quarter of 1998, the shares of the Company's stock have traded at a significant discount to the book value of the Company's assets. The special committee also does not believe that the aggregate market value of our shares of approximately $23.1 million at September 30, 2000 reflects the full value of our portfolio. The disparity between our market value and the net value of our portfolio has persisted despite our paying a consistent dividend stream and our other attempts to improve stockholder value. The special committee has no reason to believe that this disparity between our share price and the value of our assets will not continue.

         o The special committee's belief that the continued weakness in the equity markets for mortgage REITs eliminates any reasonable possibility of raising additional equity without significantly reducing returns to current stockholders and diluting stockholder value.

         o In the current market environment, obtaining additional term credit facilities appears to be more difficult and expensive than at the time we developed our business strategy. An increase in our borrowing costs would adversely affect our ability to maintain attractive spreads between our cost of capital and our return on investments.

         o The desire of our largest stockholder, Monroe, which currently owns approximately 42% of our outstanding common stock, that the Company be liquidated.

         o The special committee believes that the Company has thoroughly explored the market interest in various strategic transactions, including the possibility of engaging in a joint venture, a strategic partnership, a merger, the sale of some or all of our assets, purchasing Monroe's investment at a discount to value or continuing our operations in the ordinary course of business. The special committee concluded that the alternatives to liquidation were either not feasible or not reasonably likely to provide equal or greater value to our stockholders, in a reasonable period of time, than the proposed plan of liquidation.

         o The financial analyses presented to the board by Sutter Securities in connection with the delivery of its opinion.

         o The aggregate cash distribution in the range of approximately $7.47 to $9.91 per share expected to be distributed represents a premium of 42% to 89% (excluding previous distributions) over the $5.25 closing price of our common stock on October 11, 2000, the day before we publicly announced our board's decision to recommend a plan of liquidation to our stockholders; and a premium of 29% to 72% over the average daily closing price of $5.77 from January 1, 2000 through October 11, 2000.

         o The distributions to be received by our stockholders in the liquidation will likely be payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders.

         o The plan of liquidation allows us to realize the value of our 10% membership interest in Clarion Capital and the value of our option to purchase the remaining 90% membership interest in Clarion Capital.

         The special committee believed that each of the above factors generally supported its determination. The special committee did, however, consider the potential adverse effects of other factors on the proposed plan of liquidation. These included the following:

         o There could be no assurance that we would be successful in disposing of our assets for values equal to or exceeding those currently estimated or that these dispositions would occur as early as we expected.

         o It is possible that the liquidation may not yield distributions as great as or greater than the recent market prices of our shares and distributions may not be made for a significant amount of time.

         o As opposed to a business combination with a relatively short time frame during which a third party would acquire us (but at a price that would likely be less than the estimated value of our assets), the liquidation process would involve a longer pay-off process and would require us to incur potentially larger administrative costs.

         o It is likely that the liquidity of our shares will decrease as we pay distributions to stockholders.

         o Following the proposed liquidation, our stockholders will no longer benefit from any increases in the value of such sold assets.

         o There exist actual or potential conflicts of interest which our manager and certain of our executive officers and directors may have in connection with the liquidation, including those specified under "--Interests in the Liquidation that Differ from your Interests." The special committee believed, however, that these conflicts of interests were mitigated in substantial part by the review of the fairness of the plan of liquidation by a special committee consisting of all of our independent board members to evaluate the fairness of the plan of liquidation.

         o Some of our stockholders may, depending on their tax basis in their stock, recognize a taxable gain upon the completion of the liquidation.

         The above discussion concerning the information and factors considered by the special committee is not intended to be exhaustive, but includes the material factors considered by the special committee in making its determination. In view of the variety of factors considered in connection with its evaluation of the plan of liquidation and the proposed liquidation, the special committee did not quantify or otherwise attempt to assign relative weights to the specific factors it considered. In addition, individual members of the special committee may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

         The Board of Directors. In determining to approve and recommend the plan of liquidation, and in reaching its determination that the plan of liquidation is fair to, and in the best interests of, our stockholders, our board consulted with our senior management and our financial and legal advisors, and considered the same factors that were considered by the special committee. Our board adopted the recommendations of the special committee and approved the plan of liquidation. The members of our senior management and their affiliates have informed us that they intend to vote their shares for the approval of the plan of liquidation.

OPINION OF FINANCIAL ADVISOR

The special committee retained Sutter Securities on November 9, 2000 to act as its financial advisor. On January 24, 2001, Sutter Securities' engagement was expanded to include the rendering of its opinion to the special committee and the board as to the fairness of the liquidation agreement and new compensation arrangement for the independent directors', taken as a whole, from a financial point of view, to our public stockholders. The liquidation agreement provides, among other things, that, subject to the approval of the plan of liquidation by our stockholders: (i) our existing management agreement with Clarion Capital, our manager, will be amended (a) to terminate the manager's existing compensation arrangement and to provide a new compensation arrangement with the manager to compensate it for the services it will provide in connection with the liquidation and (b) the manager will no longer be entitled to receive the non-competition payment that would have been payable upon termination of the Management Agreement, and (ii) we will sell to the manager for $250,000 our 10% membership interest in the manager and our option to purchase the remaining 90% membership interest in the manager. The liquidation agreement also extends the exercise period for our option to purchase the remaining 90% membership interest in the manager from March 31, 2001 to November 30, 2001 so that we will retain the ability to exercise this option if the plan of liquidation is not approved by our stockholders and, as a result, this option is not sold to Clarion Capital.

         On March 6, 2001, Sutter Securities delivered to the special committee its oral opinion that the liquidation agreement and the new compensation arrangement, taken as a whole, are fair, from a financial point of view to our public stockholders. On March 7, 2001, Sutter Securities issued its formal opinion which has been updated to the date of this proxy statement.

         The full text of the Sutter Securities opinion, which sets forth certain assumptions made, certain procedures followed and certain matters considered by Sutter Securities, is attached as Annex C. As more fully set forth therein, Sutter Securities relied upon the accuracy and completeness of the financial and other information provided to us by the management of the Company and Clarion Capital and further relied upon the assurances of management that it is unaware of any facts that would make the information provided to Sutter Securities incomplete or misleading. In arriving at its opinion, Sutter Securities did not perform any independent appraisal of our assets. No limitations were imposed by our board with respect to the investigation made, or the procedures followed, by it in rendering its opinion, and our management cooperated fully with Sutter Securities in connection therewith. Sutter Securities' opinion was based on market, economic and other conditions as they existed and could be evaluated at the date of the opinion. The discussion of the opinion in the proxy statement is qualified in its entirety by reference to the full text of the such written opinion of Sutter Securities. STOCKHOLDERS ARE ENCOURAGED TO READ SUTTER SECURITIES' OPINION IN ITS ENTIRETY.

         In the course of its analysis, Sutter Securities: (i) reviewed the liquidation agreement, the new compensation arrangement and this proxy statement in substantially the form shown to the board; (ii) reviewed Clarion Capital's unaudited financial statements for the fiscal years ended December 31, 1998 and 1999, and its unaudited interim financial statements for the period ended September 30, 2000; (iii) reviewed certain operating and financial information, including projections, provided to Sutter Securities by management relating to Clarion Capital's business and prospects; (iv) met with certain members of Clarion Capital's senior and operating managements to discuss its operations, historical financial statements and future prospects; (v) reviewed historical offers for, and transactions in the common stock of Clarion Capital; (vi) visited Clarion Capital's facilities in New York, New York; (vii) reviewed publicly available financial data and stock market performance data of public companies which we deemed generally comparable to Clarion Capital; (viii) reviewed publicly available financial data and stock market performance data of our common stock; (ix) reviewed our audited financial statements for the fiscal years ended December 31, 1998 and 1999, and our unaudited interim financial statements for the period ended September 30, 2000; (x) reviewed our asset portfolio as of October 31, 2000; (xi) reviewed the Management Agreement dated as of June 2, 1998 by and between the Company and Clarion Capital; (xii) reviewed the Clarion Capital Sub-Advisory Agreement dated as of January 1, 1998, between Clarion Capital and Clarion Partners LLC; (xiii) reviewed Clarion Capital's proposal to our independent directors to provide services, equipment and facilities related to the contemplated liquidation and dissolution of the Company; (xiv) reviewed the PricewaterhouseCoopers LLP letter dated August 31, 2000, concerning the issues, tasks and costs related to the liquidation of a publicly-traded REIT; (xv) reviewed the Limited Liability Company Agreement of Clarion Capital dated as of January 1, 1998 and amendments to this agreement;
(xvi) reviewed the employment agreement dated as of January 1, 1998, between Daniel S. Heflin and Clarion; (xvii) reviewed the draft of the acquisition proposal by ING Real Estate, dated August 9, 2000, to acquire Clarion; (xviii) reviewed the letter of intent, dated November 6, 1998, among ING Real Estate, Clarion Partners, LLC, and Daniel S. Heflin regarding the option to purchase a minority interest in Clarion Capital; (xix) reviewed the Purchase Sale and Option Agreement dated March 11, 1998, among the Company, Clarion Partners, LLC, and Daniel S. Heflin, as amended; and (xx) conducted such other studies, analyses, inquiries and investigations, as we deemed appropriate.

         In connection with its opinion, Sutter Securities performed the following analyses: (1) going-concern analysis of the 10% membership interest in Clarion Capital based on comparisons with publicly-traded companies serving similar markets; (2) liquidation analysis of the 10% membership interest in Clarion Capital; (3) analysis of the option to purchase the remaining 90% membership interest in Clarion Capital; (4) analysis of the non-competition payment under the current management agreement with Clarion Capital; and (5) a review of fees paid to managers in recent REIT and closed-end investment company liquidations and our liquidation costs. Each of these analyses is described below.

1. GOING-CONCERN ANALYSIS OF 10% MEMBERSHIP INTEREST IN CLARION CAPITAL - COMPARISON WITH SELECTED PUBLICLY TRADED COMPANIES

         Clarion Capital is a registered investment advisor providing fixed income investment management services specializing in CMBS and other forms of publicly-traded asset backed securities as well as whole mortgages, preferred equity partnership interests, investment grade commercial paper, money market instruments, hedges, treasury securities and real estate. It is headquartered in the offices of Clarion Partners LLC, with which it is affiliated. Currently Clarion Capital is the investment advisor for seven accounts including the Company. Total discretionary assets under management approximate $298 million. It is a limited liability company organized as of January 1, 1998, under the laws of the State of New York.

         As of September 30, 2000, the capital structure of Clarion Capital consisted of: Special Capital (a preference equity interest) in the amount of $5,886,938, all of which is held by CP Capital Asset Holdings ("CP Capital") and membership interests (the residual equity interests), 10% of which are owned by the Company.

         Under the Purchase and Option Agreement, dated March 11, 1998, the Company purchased the 10% membership interest in Clarion Capital and the option for 175,000 shares of its Class B common stock.

         Sutter Securities reviewed and compared the financial and market performance of Clarion Capital to the financial and market performance of Alliance Capital Management Holding L.P., Atalanta/Sosonoff Capital Corporation, BlackRock Inc., Eaton Vance Corp., Federated Investors, Inc., Gabelli Asset Management Inc., Jordan American Holdings, Inc., T. Rowe Price Associates, Inc., Winmill & Co. Inc., all publicly traded investment management companies that Sutter Securities believed could be compared in certain respects to Clarion Capital. Although such companies were considered similar to the Company in some respects, none of such companies possessed the same make-up, combination of businesses or other characteristics identical to those of the Company. For each company, Sutter Securities examined certain publicly available financial data including, net sales, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA") net income, earnings per share, profit margins and assets under management. Sutter Securities examined balance sheet items of each company, and the relative trading performance of the various companies' common stock. In addition, Sutter Securities calculated the ratios of the aggregate market value of each company

(defined as the aggregate market value of the company's common equity plus the book value of its senior securities less cash and short-term investments) in relation to assets under management and to latest 12 months' EBITDA and the ratio of the market price of each company's stock to its latest 12 months' earnings per share.

         The multiples of aggregate market value to assets under management for the public companies ranged from 9.0% to 1.1%, with a median ratio of 3.0%. The ratios of aggregate market value to EBITDA ranged from 14.9 times to 0.3 times, with a median of 10.6 times. The ratio of stock price to basic earnings per share ranged from 29.2 times to 1.0 times with a median of 15.8 times. Clarion Capital was generally smaller and less profitable than the public companies. As a result, Sutter believed that the applicable market multiples for Clarion Capital were approximately 1.2% of assets under management, approximately 8.5 times EBITDA and approximately 10.0 earnings, corresponding to multiples below the median of the public companies. Application of these multiples to Clarion's December 2000 data and subtracting the preference of Clarion Capital's Special Capital resulted in no positive equity available for Clarion Capital's membership interests. As a test, Sutter also applied these multiples against projected December 2001 data for Clarion Capital. The indications of equity value ranged from a negative $115,000 to a positive $319,000, with a median of $101,000, all before consideration of discount for lack of marketability. Sutter believed that as Clarion Capital was not a public company and the 10% membership interest was subject to rights of first refusal, a 40% discount for lack of marketability applied. The resultant value for the 10% membership interest was no more than $60,000.

2. LIQUIDATION ANALYSIS OF THE 10% MEMBERSHIP INTEREST IN CLARION CAPITAL

         Sutter Securities estimated the net asset value of the 10% membership interest in Clarion Capital assuming the liquidation of all of the assets and liabilities of the Company at their estimated realizable values. Sutter Securities' analysis was based in part on certain estimates of fair market values provided to Sutter Securities by the Company. Sutter Securities concluded that a liquidation of the Company would result in no net assets that would be available for the 10% membership interest after satisfaction of the preferences of the Special Capital.

3. ANALYSIS OF THE OPTION

         The Company has the option, exercisable at any time until March 31, 2001, to purchase the 90% membership interest in Clarion Capital that it does not own for 90% of its fair market value. Pursuant to the liquidation agreement, the expiration date of the Option was extended to November 30, 2001. If the Company does not exercise the option, Daniel S. Heflin and CP Capital have an option to repurchase the 10% membership interest for 90% of its fair market value. This buy-back option is exercisable until September 30, 2001.

         Our acquisition of the remaining 90% membership interests in Clarion Capital is of limited value, if any, because: (i) Clarion Capital had negative book value for its membership interests; (ii) as run, Clarion Capital had little income available for the membership interests, (iii) Clarion Capital had no effective employment or non-compete agreements with its senior management; (iv) Clarion Capital would be under pressure to change its name; and (iv) Clarion Capital would not have the benefits of the relationships with its affiliated firms which are responsible for developing some of its business.

         As a result of its analyses Sutter was of the opinion that the 10% membership interest and the option were worth no more than $60,000, from a financial point of view.

4. ANALYSIS OF NON-COMPETITION PAYMENT

         Section 1 of the Management Agreement defines Non-Competition Payment:

         "Non-Competition Payment" means the fair market value of this Agreement (without giving effect to any termination and assuming it is renewed in accordance with its terms), and determined by a nationally recognized accounting or investment banking firm experienced in the valuation of investment advisory agreements.

         Section 6 of the Management Agreement, Compensation and Expenses, provides for a base management fee, payable monthly, at the annual rate of 1.0% of average stockholders equity plus an incentive fee. The Section also provides that in consideration for Clarion Capital's non-competition agreement in Section 4, unless there is a Termination Event, the Company will pay Clarion Capital the Non-Competition Payment if: (i) the Company terminates the Management Agreement, or (ii) the directors fail to approve a continuation of the Management Agreement, or (iii) the Company engages another person to manage a portion of the Company' assets, or (iv) the Company manages its assets internally with personnel other than those previously employed by Clarion Capital.

         The liquidation of the Company is not a Termination Event. Thus, in absence of a change in the Management Agreement, the Non-Competition Payment is due. The magnitude of the Non-Competition Payment is not clear. For example, Clarion Capital believes that the appraiser must assume that the Management Agreement is renewed almost in perpetuity. Others believe that there are grounds to assume it is renewed only once.

         Sutter Securities conducted a review of the SEC Form 10-K's of publicly traded REITs that were not self-managed to determine the magnitude of their termination fees. It identified 18 instances of the disclosure of the fees paid to managers upon their termination. Not all REIT management agreements provide for termination or non-renewal payments. Those in the group that did, typically calculated the termination payment as either an amount equal to the fees paid to the manager in the 12 months prior to termination or left the calculation of the fee to the judgment of an independent appraiser. The magnitude of the management fees paid to Clarion Capital approximated $576,000 in 1999, $528,000 in the 12 months ended September 30, 2000, and $536,000 in 2000.

         The valuation of some of the management contracts were substantial. In 1997 Impac Commercial Holdings, Inc. paid $35 million to terminate its management agreement. In 1999 the new management agreement for Impac Commercial Holdings, Inc. (which had a termination payment based on independent appraisal) was sold with related assets for $6.0 million.

         Sutter Securities calculated that, if the Management Agreement could be assumed to be renewed only once and the appraiser could assume the liquidation and distribution of the net assets of the Company within eight months as planned in the Liquidation, the fair market value of the Non-Competition payment could be as low as $58,800. In contrast, if the appraiser could assume for valuation purposes the perpetual renewal of the Management Contract without the liquidation of the Company, the fair market value of the Management Agreement could be as high as $1.5 million. It was Sutter Securities' opinion that the value of the Non-Competition Payment was at the lower end of this range, before considering the potential costs and risks of litigation to defend this position, which could be considerable.

5. REVIEW OF FEES PAID TO MANAGERS IN RECENT REIT LIQUIDATIONS AND THE LIQUIDATION COSTS OUR ASSET PORTFOLIO.

         Sutter Securities reviewed the SEC filings of six REITs and one closed-end investment company that were in liquidation or partial liquidation. Sutter Securities' intent was to determine any special compensation given to the manager during the liquidation. The range of special payments beyond the normal compensation provided under the management agreement is from no additional payment to special payments of 3% to 6% commission on the sale of individual assets to a termination fee equal to the fees earned in the 12 months preceding the termination.

         Sutter Securities also determined that a reasonable fee for a third party to receive for the sale of the assets in the portfolio of the Company was approximately $500,000, or 0.5% of the market value of the assets to be sold. The services provided for this fee do not include supervision of the liquidation and dissolution of the Company.

6. REVIEW OF COMPENSATION TO BE PAID TO INDEPENDENT DIRECTORS

         For the calendar year 2001, the regular annual compensation of the independent directors will not increase. However, the portion previously paid in stock will be paid in cash. Accordingly, the Company will pay each independent director $20,000 in cash, payable $5,000 per calendar quarter on the first day of each calendar quarter. In addition, the Company will pay each independent director special compensation of $20,000 in cash for the additional work performed by the independent directors in connection with (a) the plan of liquidation; (b) this proxy statement; (c) renegotiation of the management agreement, including fees payable for the management and liquidation of assets; and (d) the negotiation of the price to be paid by the manager to the Company for the Company's 10% membership interest in the manager and the waiver of the Company's option to purchase the remaining 90% membership interest in the manager. This $20,000 shall be paid as follows: $10,000 will be paid upon filing the proxy with the SEC and the remaining $10,000 will be paid 60 days thereafter. In consideration of the foregoing, the independent directors will not receive any additional fees (previously $500 per meeting) for attendance at board meetings except for reimbursement of ordinary and necessary expenses related to such attendance.

         With regard to the revised compensation paid to the independent directors, Sutter Securities' relied upon its experience in other engagements requiring an opinion by a special committee of independent directors.

7. GENERAL

         The summary set forth above of the analyses prepared by Sutter Securities does not purport to be a complete description of Sutter Securities' analyses. Sutter Securities believes that its analyses must be considered as a whole and that selecting portions of the factors considered and analyses performed by it, without considering all factors and analyses, could create an incomplete view of the processes underlying its analyses and fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In its analyses, Sutter Securities made numerous assumptions with respect to the Company's industry, general business and economic conditions and other matters, many of which are beyond the Company's control. Any estimates contained therein are not necessarily indicative of actual value, which may be significantly more or less favorable than as set forth therein. Estimates of value for the Company's common stock do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Sutter Securities assumes no responsibility for their accuracy.

         Sutter Securities' opinion is provided for the information and assistance of the board in connection with its consideration of the plan of liquidation. Its opinion does not constitute a recommendation to the board or the Company's stockholders as to whether or not to vote in favor of the plan of liquidation.

         Sutter Securities is a recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The board chose Sutter Securities as its financial advisor based upon Sutter Securities' qualifications, expertise and reputation. For its services as financial advisor to the special committee and board, the Company agreed to pay Sutter Securities a fee of $150,000. The Company has also agreed to indemnify Sutter Securities against certain liabilities and to reimburse Sutter Securities for its reasonable out-of-pocket expenses.

INTERESTS IN THE LIQUIDATION THAT DIFFER FROM YOUR INTERESTS

         In considering the recommendations of the special committee and our board with respect to the plan of liquidation, our stockholders should be aware that some of our directors and officers may have interests in the liquidation that are different from your interests as a stockholder. The special committee and our board were aware of these actual and potential conflicts of interest.

         The conflicts of interests presented by the liquidation include the following:

         o All of our officers and two of our directors are officers of our manager. Our manager receives compensation under a management agreement between us and our manager. If the plan of liquidation is approved, the manager's existing compensation arrangement will terminate and it will be paid to liquidate our assets pursuant to the plan of liquidation, which includes incentives regarding the timeframe in which it sells the assets. In addition, if the plan of liquidation is approved by our stockholders, the manager has agreed to pay the Company $250,000 to acquire our 10% membership interest in our manager and our option to buy the remaining 90% membership interest in our manager will terminate.

         o The independent directors will each receive an additional $20,000 for their services in connection with the liquidation. For a more detailed description of the compensation payable to the independent directors, see "PROPOSAL II: ELECTION OF DIRECTORS - - Our Board of Directors - - Compensation of Independent Directors."

PLANS FOR CLARION AFTER A LIQUIDATION; PLAN OF LIQUIDATION

         Following the completion of the sale or transfer of all of our assets in accordance with the plan of liquidation, we will pay or provide for our liabilities and expenses, distribute the proceeds of the liquidation of our assets to you and our other stockholders, wind up our operations, delist our common stock and dissolve.

         We currently estimate that you will receive three or more liquidating distributions in cash totaling in the range of $7.47 to $9.91 in cash for each share of our common stock that you own (assuming that you hold your shares through the completion of the liquidation). This represents a premium of approximately 42% to 89% (excluding distributions paid during this period) over the $5.25 closing price of our common stock on October 11, 2000, the day before we publicly announced our board's decision to recommend a plan of liquidation to our stockholders, and a premium of 29% to 72% over the average daily closing price of $5.77 from January 1, 2000 through October 11, 2000. The amount we expect you to receive in the liquidation is subject to the amounts received from the sale of our assets and the amounts required to pay or provide for our liabilities and expenses, including any contingent liabilities. Thus, we cannot assure you that you will receive in the range of $7.47-$9.91 per share.

         The actual amounts and times of the liquidating distributions to be made to you will be determined by our board in its discretion. Our board will also inform you whether the surrender of stock certificates is necessary in connection with the liquidation. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

SUMMARY OF THE PLAN OF LIQUIDATION

         o We will engage in the orderly sale of our assets, which consist principally of commercial mortgage-backed securities. We do not anticipate engaging in any other business activities, except to the extent necessary to preserve our assets, hedge our assets against changes in interest rates, assist regulatory agencies in the review of the Company, wind up our business and affairs, discharge and pay all our liabilities, and distribute the net proceeds from the sale of our assets to our stockholders;

         o Upon determinations made by our board, we may transfer and assign to a liquidating trust our remaining cash and property to pay (or adequately provide for) all the remaining debts and liabilities and to make liquidating distributions to stockholders;

         o Upon our transfer and assignment to the liquidating trust of our remaining assets, such assets shall be held solely for the benefit of an ultimate distribution to our stockholders after payment of unsatisfied debts and liabilities, and the stockholders' certificates for shares shall be deemed to represent certificates for identical interests in the liquidating trust;

         o The distributions contemplated by the plan of liquidation will result in the complete liquidation of the Company and in cancellation of all issued and outstanding shares of common stock;

         o Our board, or the trustees of the liquidating trust, and such of our officers as our board may direct, are authorized to interpret the provisions of the plan of liquidation and to take such further actions and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously our affairs and complete the liquidation;

         o The independent directors remaining in office will continue to receive directors' fees as described herein. In addition, we intend to maintain an insurance policy for our officers, directors, employees, agents and representatives against liability asserted against or incurred by such persons in their capacity as such or arising from their status as officer, director, employee, agent, or representative, and for actions taken in connection with the plan of liquidation and the winding up of our affairs, which policy will continue in effect for a period of 7 years following the completion of the liquidation.

DISSOLUTION

         After all of our assets have been liquidated, all our known and contingent debts, liabilities and obligations have been paid and discharged, or adequate provision has been made for such amounts, and all net proceeds have been distributed to or for the benefit of our stockholders, we will file articles of dissolution with the State Department of Assessments and Taxation of Maryland. Upon acceptance for record of articles of dissolution by the State Department of Assessments and Taxation of Maryland, we will cease to exist as a legal entity and will be dissolved and terminated. Our share record books will be closed as of the close of business on the date the State Department of Assessments and Taxation of Maryland accepts the filing of our articles of dissolution. After this time, we will not record any assignment or transfer of our common shares, except for those occurring by will, intestate succession or operation law.

TRANSFERABILITY OF SHARES; NYSE LISTING

         Prior to the filing of the articles of dissolution, our common shares will continue to be transferable, and our stockholders will continue to have the rights that applicable law and our declaration of trust confer on our stockholders. We anticipate that the market price of our common shares may decline as we make liquidating distributions to our stockholders. We currently intend to maintain the listing of our common shares on the New York Stock Exchange until the shares are no longer eligible for listing. If our common stock were to be delisted, trading of the common stock would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities in what are commonly referred to as the "pink sheets".

EXPECTED DISTRIBUTIONS

         Our board has not established a firm timetable for distributions to stockholders. Under the terms of the plan of liquidation and Maryland General Corporation Law, after the sale or other liquidation of our assets, and after providing for the payment of our obligations and liabilities, we will distribute to stockholders the remaining cash proceeds we receive from the sale or other liquidation of our assets in cancellation of all of our outstanding capital shares. All distributions will be paid pro rata in accordance with stockholders' respective rights and interests to stockholders of record at the close of business on the record dates to be determined by the board.

         Immediately after the meeting, if our stockholders approve the plan of liquidation, we intend to proceed with the sale of our assets, which consist primarily of commercial mortgage-backed securities, as expeditiously and prudently as possible. We expect to make distributions to you not more often than monthly and not less often than quarterly, and we expect to make no fewer than three distributions and no more than six distributions. We expect that this will take place over the next 12 months. Although we cannot be sure of the amounts, we currently believe that you will receive cash distributions totaling in the range of about $7.47 to $9.91 per share.

         The amount and timing of the distributions represent our current estimates. It is not possible to determine with certainty the aggregate net proceeds that may ultimately be available for distribution to stockholders. The actual amount and timing of, and record dates for, stockholder distributions will be determined by our board in its sole discretion and will depend upon the timing and proceeds of the sale of our remaining assets, and the amounts deemed necessary by our board to pay or provide for all of our liabilities and obligations.

         We have established targeted amounts for our commercial mortgage-backed securities and our mezzanine investment consisting of a preferred limited partnership interest. However, there can be no assurance that any or all of our assets will be sold at the targeted sales prices. The amount of proceeds we receive from the liquidation is dependent upon a number of conditions, many of which are beyond our control, including market conditions and actions by third parties. Therefore, our assets may be sold at amounts that may not necessarily be equal to or greater than their book value.

         To estimate the amounts that may be available for distribution from the liquidation proceeds, management estimated costs of the liquidation and dissolution of the Company. Management also estimated general and administrative costs during the liquidation process. Payment of the distributions is in each case subject to the payment or provision for payment of our obligations, expenses to the extent not assumed by any purchasers of our assets and any tax liabilities. We do not plan to satisfy all of our liabilities and obligations prior to making distributions to stockholders. Instead, we will reserve assets deemed to be adequate to satisfy such liabilities and obligations. See "Contingency Reserve" and "Liquidating Trust." We believe that we will have sufficient cash to pay all of our current and accrued obligations as a result of cash flow from operations, loan repayments and asset sales. However, if contingent or unknown liabilities exist, distributions to stockholders may be reduced or delayed. Also, claims, liabilities and expenses will continue to accrue following approval of the plan of liquidation, as we anticipate that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of cash available for ultimate distribution to stockholders.

         Management derived the expected distribution amounts by estimating the following amounts we expected to receive and pay through the date of dissolution:

                  o the net proceeds we expected to received from the sales of our commercial mortgage-backed securities and sale or repayment of our mezzanine investment and the income we expected to receive from these investments, which we estimated to total between $30.5 million and $39.4 million;

                  o the $250,000 that Clarion Capital agreed to pay the Company in exchange for our 10% membership interest in Clarion Capital and our option to purchase the remaining 90% membership interest in Clarion Capital;

                  o the estimated fees that we expect to pay our third party service providers in connection with the liquidation;

                  o the amount we expect to pay to settle our hedge contracts to buy U.S. Treasury securities, if the Company had settled its open contracts at December 31, 2000, the Company would have been required to pay the counterparty $295,627;

                  o the income we expect to earn from our assets and the amounts we expect to pay to satisfy our expenses, which include fees payable to the manager of up to $684,000.

         These estimates were based on information gathered by management from time to time and were prepared solely for internal planning purposes.

         The preparation of these estimates involved judgments and assumptions with respect to the liquidation process that, although considered reasonable at the time by management, may not be realized. We cannot assure you that actual results will not vary materially from the estimates. Examples of uncertainties that could cause the aggregate amount of distributions to be less than our estimates include the following:

         o The value of our assets and the time required to sell our assets may change due to a number of factors beyond our control or the control of our manager.

         o Our estimate of net distributable cash resulting from our liquidation and dissolution is based on estimates of the costs and expenses of the liquidation. If actual costs and expenses exceed such estimated amount, actual aggregate distributions to stockholders as a result of the liquidation could be less than estimated.

         o If liabilities, unknown or contingent at the time of the mailing of this proxy statement, later arise which must be satisfied or reserved for as part of the plan of liquidation, the aggregate amount of distributions to stockholders as a result of the plan of liquidation could be less than estimated.

         o Delays in consummating the plan of liquidation could result in additional expenses and result in actual aggregate distributions to stockholders less than our estimated amount.

         o If our assets are sold on an installment basis and there is a default by the purchaser in payment on the related promissory note or installment contract, the exercise of our remedies (which may include foreclosure on any real or personal property securing the promissory note) could delay our liquidation and dissolution, will likely involve additional costs and expenses to us, and could result in us not achieving our estimate of aggregate distributions to stockholders.

         We do not anticipate updating or otherwise publicly revising the estimates presented in this document to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates were not audited or reviewed by independent auditors.

         Given the change in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests.

         The final distribution will be in complete redemption and cancellation of our outstanding shares. Upon such final distribution, you may be required to surrender your share certificates. If we cannot make distributions to a stockholder because mail is not deliverable to the last known address of that stockholder on the stockholder list we maintain, we will hold the funds subject to unclaimed funds or escheat statutes of the state of such stockholder's last known address. If such state does not have an escheat law, the law of Maryland will govern. If a stockholder does not claim such funds within the statutory period, such funds may escheat to the state.

CONTINGENCY RESERVE

         Under Maryland law, we are required, in connection with the plan of liquidation, to pay or provide for payment of all of our liabilities and obligations.

         If the plan of liquidation is approved at the annual meeting, our board of directors has determined to establish a contingency reserve of approximately $500,000, which, together with cash flow from operations and other cash on hand, our board believes will be sufficient for us to operate until dissolution and to satisfy our liabilities, expenses, and obligations not otherwise paid, provided for or discharged as they become due and payable.

         Subject to the approval of our board of directors, the amount of the contingency reserve is based upon estimates from consultations with our manager, outside advisors and a review of our estimated expenses, actual and contingent liabilities and obligations. The actual amount of the contingency reserve ultimately approved by our board of directors may be increased or decreased as information concerning contingencies becomes available. There can be no assurance that the contingency reserve will be sufficient to cover such expenses, liabilities and obligations. Subsequent to the establishment of the contingency reserve, we may from time to time distribute to our stockholders such portions of the contingency reserve which our board deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by our board to have been satisfied in full, we will distribute to our stockholders any remaining funds in the contingency reserve.

LIQUIDATING TRUST

         We may distribute the assets at any time to a liquidating trust. If all of our assets are not sold or distributed prior to the second anniversary of the approval of the plan of liquidation by our stockholders at our annual meeting, we may transfer any assets not sold or distributed, including any contingency reserve or other cash on hand, to a liquidating trust. If we establish a liquidating trust, we would distribute to the then holders of our common stock beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such holders. The sole purpose of the liquidating trust will be to liquidate any remaining assets and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the plan of liquidation will constitute the approval by our stockholders of the establishment of a liquidating trust if determined to be necessary by the board, its appointment of one or more individuals or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by our board. We do not anticipate that interests in the liquidating trust will be freely transferable. Therefore, the recipients of the interests in the liquidating trust will not realize any value from these interests unless and until the trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

         Any plan to transfer assets to a liquidating trust is only a contingency plan to provide for the possibility that all of our assets are not liquidated during a two year period. Therefore, our board has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by our board at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

LIQUIDATION AGREEMENT

         We have entered into a liquidation agreement with our manager which provides that, if the plan of liquidation is approved by our stockholders, the management agreement between our manager and the Company will be amended to ensure our ongoing management during the liquidation and to provide for the orderly liquidation of our assets pursuant to the plan of liquidation. We have selected Clarion Capital to perform the liquidation because it has an intimate knowledge of our assets, liabilities, service providers and business structure.

         If the plan of liquidation is approved, the manager's existing compensation arrangement will terminate and we will provide a new compensation arrangement for the services that the manager will provide in connection with the liquidation. In 2000 and 1999, the total compensation received by the manager under this agreement was $536,297 and $575,928, respectively. As compensation for the services to be provided in connection with the liquidation of the Company's assets and the dissolution of the Company, the manager will be entitled to receive the following compensation:

         o Commencing with the first full month after stockholder approval of the plan of liquidation and until such time as the manager has sold the last CMBS asset of the Company or the management agreement terminates, the manager will receive a monthly fee as follows: $44,000 for each of the first six months; $25,000 for months seven and eight; and $7,500 for each subsequent month. Upon the complete liquidation of all of the CMBS assets of the Company, during the first eighteen calendar months after the approval of the plan of liquidation but prior to the dissolution of the Company, the monthly fee payable to the manager will be reduced to $7,500. At any point following the reduction of the monthly fee to $7,500, the Company can terminate this agreement.

         o Upon the sale of the mezzanine investment or termination of the management agreement prior to the sale of the mezzanine investment, the manager will receive a one-time fee of $80,000.

         o Upon completion of the sale of the CMBS assets, the manager will receive additional compensation according to the following schedule:



         ------------------------------------ ---------------------------------
             If sale of last CMBS asset             Manager will receive
                  occurs in month:               additional compensation of:
         ------------------------------------ ---------------------------------
                          1                                 $560,000
         ------------------------------------ ---------------------------------
                          2                                  516,000
         ------------------------------------ ---------------------------------
                          3                                  472,000
         ------------------------------------ ---------------------------------
                          4                                  428,000
         ------------------------------------ ---------------------------------
                          5                                  384,000
         ------------------------------------ ---------------------------------
                          6                                  340,000
         ------------------------------------ ---------------------------------
                          7                                  290,000
         ------------------------------------ ---------------------------------
                          8                                  265,000
         ------------------------------------ ---------------------------------
                     9 or later                              250,000
         ------------------------------------ ---------------------------------

         Pursuant to the liquidation agreement, if the plan of liquidation is approved by stockholders, the term of the management agreement is extended until the second anniversary of the last day of the month in which stockholder approval was obtained. Following the eighth full month after stockholder approval, however, we will have the unilateral right to terminate the amended management agreement.

         Pursuant to the liquidation agreement, if the plan of liquidation is approved by stockholders, the manager has agreed to purchase our 10% membership interest in the manager and our option to purchase the remaining 90% membership interest in the manager for $250,000. The liquidation agreement also extends the exercise date for our option to purchase the remaining 90% membership interest in our manager from March 31, 2001 to November 30, 2001 so that we will retain the ability to exercise this option if the plan of liquidation is not approved by our stockholders and, as a result, this option is not sold to our manager. In connection with the foregoing, if the plan of liquidation receives stockholder approval, the manager has agreed to waive its right to a non-competition payment that would otherwise be payable upon the termination of the existing management agreement.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION

         The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to you as a result of the liquidation and dissolution of the Company. This discussion is based upon interpretations of the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial decisions, and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. In addition, we have not requested and do not plan to request any rulings from the Internal Revenue Service with respect to the tax consequences of the plan of liquidation. Accordingly, no assurance can be given that the statements set forth in this discussion, which do not bind the Internal Revenue Service or the courts, will not be challenged by the Internal Revenue Service or sustained by the courts if challenged. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the Company's liquidation. Your tax treatment may vary depending upon your particular situation. Also, stockholders subject to special treatment, including dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold our capital stock as part of a "straddle", a "hedge", a "constructive sale" or "constructive ownership" transaction or a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, pass-through entities and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the liquidation and dissolution of the Company to holders of our capital stock that do not hold that stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

         For purposes of the discussion below a "U.S. stockholder" is a holder of the Company's capital stock that is:

o a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Internal Revenue Code;

o a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

o an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

o a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, for purposes of the discussion below, a "non-U.S. stockholder" is any holder of the Company's capital stock that is not a U.S. stockholder.

         THIS U.S. FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO A HOLDER OF OUR CAPITAL STOCK. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE LIQUIDATION TO YOU, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

         FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

         We believe that we have qualified as a REIT under Sections 856-860 of the Internal Revenue Code since our inception. As a REIT, we generally are not subject to federal corporate income tax on the portion of our taxable income that we currently distribute to our stockholders in the form of distributions that are eligible for the dividends paid deduction. If the plan of liquidation is approved by our stockholders, we expect to carry out the Company's liquidation and dissolution in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders (including by means of a transfer of assets to a liquidating trust). Our board, however, has the authority under the plan to cause the Company to discontinue our status as a REIT at any time.

         To maintain our status as a REIT, we must, among other things, continue to satisfy the asset and income tests and the distribution requirement generally described below.

         Asset Test. To qualify as a REIT for federal income tax purposes, at least 75% of the value of our assets at the close of each quarter of our taxable year must be represented by real estate assets, cash, cash items (including receivables) and government securities. We may not have more than 25% of our total assets represented by non-government securities, except securities that constitute "real estate assets" for this purpose. In connection with investments in non-government securities, we may not do the following:

o for tax years beginning prior to January 1, 2001, invest more than 5% of the value of our total assets in securities of any one issuer or hold more than 10% of the voting securities of any one issuer unless the securities constitute real estate assets;

o for tax years beginning after December 31, 2000, invest more than 20% of the value of our total assets in one or more taxable REIT subsidiaries;

o for tax years beginning after December 31, 2000, invest more than 5% of the value of our total assets in securities of any one issuer, unless the issuer is a taxable REIT subsidiary or the securities constitute real estate assets;

o for tax years beginning after December 31, 2000, hold more than 10% of the outstanding voting securities or 10% of the total value of the outstanding securities of any one issuer, unless the issuer is a taxable REIT subsidiary or the securities constitute real estate assets.

         Income Test. We also must meet two tests relating to the source of our income. First, at least 75% of our gross income for each year must be derived from rents from real property, interest on obligations secured by mortgages on real property, and certain other statutorily-defined sources directly related to real estate activities. Second, at least 95% of our gross income must be derived from the sources described in the preceding sentence and from dividends, interest and gains from sales or dispositions of stock or securities.

         Distributions. The REIT provisions of the Internal Revenue Code also require that we distribute at least 95% of our REIT taxable income (90% for tax years beginning after December 31, 2000), determined without regard to any dividends paid deduction and excluding any net capital gain, to our stockholders for each taxable year.

         Prohibited Transactions. So long as we continue to qualify as a REIT, any net gain from "prohibited transactions" will be subject to a 100% tax. "Prohibited transactions" are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that none of our assets are held for sale to customers in the ordinary course of our trade or business, and that none of the sales of our assets in accordance with the plan will constitute a prohibited transaction. There can, however, be no assurance that the Internal Revenue Service will not successfully challenge the characterization of assets we hold for purposes of applying the 100% tax.

         Liquidation Period. We expect to completely liquidate within 24 months after our adoption of the plan. Assuming we so liquidate, distributions pursuant to the plan made within such 24-month period will be treated as dividends paid for purposes of computing our dividends paid deduction, but only to the extent of our earnings and profits (computed without regard to our capital losses) for the taxable year in which any such distributions are made. As a result, and provided that we continue to meet the requirements for qualification as a REIT, we believe that the Company will not be subject to federal income tax on gain recognized in connection with liquidating sales or liquidating distributions of our assets.

         No assurance can be given that we will not lose or terminate our status as a REIT. If we were to lose our status as a REIT, either inadvertently or because our board deems the termination of our REIT status to be in the best interests of our stockholders, the Company would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and the distribution of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.

         FEDERAL INCOME TAX CONSEQUENCES TO U.S. STOCKHOLDERS

         Liquidating distributions will not be dividend income to you, notwithstanding the Company's treatment of such distributions for purposes of the dividends paid deduction. Distributions in liquidation, including an amount equal to your pro rata share of the fair market value of the assets transferred to a liquidating trust, should first reduce the basis of your shares of our capital stock, with any excess constituting a capital gain if you hold the shares as a capital asset. If the sum of all liquidating distributions is less than your basis in your shares, the difference will constitute a capital loss which generally is recognized at the time you receive your final liquidating distribution (including by means of a transfer of assets to a liquidating trust). Such capital gain or loss will be long-term or short term, depending on whether such shares have been held for more than one year.

         The maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is 20%, although a 25% maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claimed in respect of depreciable real property held for more than one year and not otherwise treated as ordinary "recapture" income under Section 1250 of the Internal Revenue Code. The Secretary of the Treasury has the authority to prescribe appropriate regulations on how the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interests in partnerships and REITs. Pursuant to this authority, regulations were adopted on September 20, 2000 relating to the taxation of capital gains in the case of sales and exchanges of interests in partnerships, S corporations and trusts, but not of interests in REITs. Accordingly, you are urged to consult with your tax advisors with respect to your capital gain tax liability resulting from our liquidation and your receipt of liquidating distributions from us.

         FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. STOCKHOLDERS

         Generally, a non-U.S. stockholder's gain or loss from the Company's liquidation and dissolution will be determined in the same manner as that of a U.S. stockholder. Assuming that the Company's liquidating distributions are treated as consideration received in a taxable sale of our capital stock by stockholders in accordance with the general treatment of liquidating distributions for U.S. federal income tax purposes a non-U.S. stockholder should not be subject to U.S. federal income taxation on any gain as a result of the Company's liquidation unless:

o the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder;

o that stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied;

o the non-U.S. stockholder is taxable under the rules applicable to certain expatriates and former long-term residents of the U.S.; or

o the Company's capital stock in the hands of the stockholder constitutes a "U.S. real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.

         If a non-U.S. stockholder's gain, if any, from the liquidating distributions is effectively connected with a U.S. trade or business of the non-U.S. stockholder, that stockholder will be subject to U.S. federal income tax generally at regular capital gains rates with respect to that gain. In addition, the non-U.S. stockholder may be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. If the non-U.S. stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, that stockholder will be subject to a 30% tax on its capital gains. An applicable income tax treaty may modify certain of these consequences for a non-U.S. stockholder eligible for treaty benefits. Non-U.S. stockholders should consult with their tax advisors regarding the possible application of such a treaty. In addition, liquidating distributions may be subject to U.S. federal income taxation in the hands of certain expatriates and former long-term residents of the U.S.

         If a non-U.S. stockholder's capital stock constitutes a "U.S. real property interest" within the meaning of FIRPTA, subject to the exceptions described below, such non-U.S. stockholder also will be subject to U.S. federal income tax generally at regular capital gains rates with respect to that gain, and may be subject to a 10% withholding tax in connection with its receipt of liquidating distributions. If such withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

         Our capital stock owned by a non-U.S. stockholder generally will constitute a U.S. real property interest if we are or have been a "United States real property holding corporation" at any time during the shorter of the time that stockholder held our capital stock or the five-year period ending on the date of disposition of such stock (the "applicable period"). We will be considered a United States real property holding corporation if the fair market value of our "United States real property interests" equals or exceeds the sum of 50% of the fair market value of: (a) such United States real property interests; (b) our interests in real property located outside of the United States; and (c) any of our other assets that are used or held for use in a trade or business. For this purpose, the term "United States real property interests" includes any interest in real estate located within the United States or the Virgin Islands and any interest other than an interest solely as a creditor in certain entities that own U.S. real estate. Although, we do not believe that we are or have been since our inception a United States real property holding corporation, there can be no assurance that we will not become a United States real property holding corporation prior to the time we complete our liquidation.

         If our stock is a United States real property interest because we are or have been a United States real property holding corporation, our capital stock owned by a non-U.S. stockholder will not be subject to tax under FIRPTA as a United States real property interest so long as we are and were a "domestically-controlled REIT" during the applicable period. We will be a domestically controlled REIT with respect to a particular non-U.S. stockholder if non-U.S. stockholders, in the aggregate, held less than 50% of the value of our stock at all times during the shorter of the 5 year period ending with the date of disposition of such stockholder's capital stock of the Company or the period that we have been in existence. Based on the record ownership of our capital stock, we believe we are a domestically-controlled REIT, but no assurance can be given that the actual ownership of our capital stock has been or will be sufficient for us to qualify as a domestically-controlled REIT at all times during the applicable testing period.

         If our stock is a United States real property interest because we are or have been a United States real property corporation, gain realized, if any, with respect to the liquidating distributions received with respect to our capital stock owned by a non-U.S. stock holder will not be subject to federal income tax under FIRPTA as a United States real property interest so long as the non-U.S. stockholder owned, actually or constructively, 5% or less of the total fair market value of our capital stock during the applicable period and our capital stock was regularly traded on an established securities market ("regularly traded") at the time of disposition. If our stock was regularly traded, the 10% withholding tax described above would not be imposed on a liquidating distribution. If our capital stock does not meet certain requirements that it be widely held, it will not be treated as regularly traded for purposes of applying the FIRPTA rules.

         BACKUP WITHHOLDING

         Unless you comply with certain reporting and/or certification procedures or are an exempt recipient under applicable provisions of the Internal Revenue Code and Treasury regulations promulgated under the Internal Revenue Code, you may be subject to a 31% backup withholding tax with respect to any cash payments received pursuant to the liquidation. You should consult your own tax advisors to ensure compliance with these procedures.

         Backup withholding generally will not apply to payments made to certain exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

         LIQUIDATING TRUST

         In the event that we are unable to dispose of all of our assets within 24 months after adoption of the plan of liquidation or if it is otherwise advantageous or appropriate to do so, our board may establish a liquidating trust to which we could distribute in kind our unsold assets. In any event, even if all of our assets were disposed of within such period, our board may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet our contingent liabilities. The trust would be intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a "grantor" trust (i.e., a passthrough entity). Under the Internal Revenue Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Internal Revenue Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the Internal Revenue Service's guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

         An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. Consistent with its treatment as a grantor trust, the trust will also not be subject to tax on any income or gain recognized by it. Instead, you will be treated as the direct owner of an undivided beneficial interest in the assets of the liquidating trust for all federal income tax purposes. Accordingly, you will be treated as having received a liquidating distribution equal to the difference between (a) your share of the amount of cash plus the fair market value of any asset distributed to the liquidating trust less (b) your share of any then existing Company liabilities distributed to the liquidating trust, and you will recognize gain to the extent such difference is greater than your unrecovered basis in your stock, notwithstanding that you may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, you will be required to take into account in computing your taxable income your pro rata share of each item of income, gain, loss, deduction or credit of the liquidating trust. The character of items of income, gain, loss, deduction and credit to any stockholder and the ability of such stockholder to benefit from any deduction or losses may depend on the particular situation of such stockholder.

         The federal income tax reporting obligation of a stockholder with respect to the liquidating trust is not dependent upon the trust distributing any cash or other proceeds. Therefore, a holder of an interest in the trust may incur a federal income tax liability regardless of the fact that the trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it in respect of any interest in the liquidating trust it holds, the holder may be entitled to a subsequent or offsetting loss.

         The liquidating trustee will file with the Internal Revenue Service returns for the liquidating trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The liquidating trustee also will send to each holder of an interest in the liquidating trust a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its federal income tax return.

         An individual stockholder who itemizes deductions may deduct his pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the stockholder's other miscellaneous deductions, exceeds 2% of his adjusted gross income. Because stockholders would be treated as owning their respective shares of the liquidating trust's assets, they would be treated as directly engaging in the operations of the trust. As such, non-U.S. stockholders may be considered to derive income that is "effectively connected" with a U.S. trade or business, subject to net U.S. federal income taxes. Non-U.S. stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply if we were to transfer our assets to a liquidating trust, including the application of withholding taxes and FIRPTA to their pro rata share of trust income.

         If the liquidating trust fails to qualify as such, its treatment will depend, among other things, upon the reasons for its failure to so qualify. In such case, the liquidating trust may be taxable as a corporation and stockholders also could be subject to tax upon the receipt of certain distributions from the liquidating trust. If our board avails itself of the use of a liquidating trust, it is anticipated that every effort will be made to ensure that it will be classified as such for federal income tax purposes.

         STATE AND LOCAL INCOME TAX

         You may also be subject to state or local taxes with respect to the liquidating distributions received from us pursuant to the plan. You should consult your tax advisors regarding such taxes and the state or local tax implications of a distribution to a liquidating trust.

GOVERNMENT APPROVALS

         Other than compliance with the provisions of Section 3-401 et al. of the Maryland General Corporation Law in order to effect the dissolution of the Company, no federal or state regulatory requirements or approvals must be complied with or obtained in connection with the liquidation and dissolution of the Company.

APPRAISAL RIGHTS OF STOCKHOLDERS

         Under Maryland General Corporation Law, you are not entitled to any rights of appraisal or similar rights in connection with the approval of the plan of liquidation because the outstanding shares of our common stock are, and were, on the record date for the annual meeting, listed on the New York Stock Exchange, a national securities exchange.

                       PROPOSAL II: ELECTION OF DIRECTORS

         Our charter and bylaws provide for a board of directors divided into three classes: Class I, Class II and Class III. Our bylaws also state that, except in the case of a vacancy, a majority of the board of directors shall be independent directors who are not affiliated, directly or indirectly, with us or with Clarion Capital LLC, our manager. There are two Class II directors scheduled to be elected at the annual meeting to serve for a three-year term and until a successor is duly elected and qualified. The election of directors requires a plurality of all votes cast by the holders of our common stock represented in person or by proxy at our annual meeting at which a quorum is present. Unless otherwise specified by the stockholder, the persons named as proxies will vote FOR the nominees for Class II Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

                                                                                             DIRECTOR
                  NOMINEE                      AGE          POSITION WITH COMPANY              SINCE
-------------------------------------------  -------  --------------------------------  -------------------
Steven N. Fayne............................     49    Independent Director                     1998

Frank L. Sullivan..........................     55    Executive Vice President and
                                                      Chairman of the Board                    1998

         Biographical information on the nominees is presented along with information on our other directors in the section "Our Board of Directors".

OUR BOARD OF DIRECTORS

         BIOGRAPHIES

         HAROLD E. ROSEN, age 65, retired in 1996 as senior partner and chairman of the real estate department of Fried, Frank, Harris, Shriver & Jacobson. At Fried, Frank, Mr. Rosen represented international, corporate and private investors, lenders, developers and tenants in a variety of real estate transactions. Prior to joining Fried, Frank, Mr. Rosen directed the real estate investment and development operations of Hartz Mountain Industries where he developed and financed more than 20 million square feet of commercial and residential properties. After graduating from law school, Mr. Rosen joined Kaye, Scholer, Fierman, Hays & Handler where he specialized in real estate and was admitted to the partnership in 1968.

         Mr. Rosen has served as an independent director since 1998. He is a Class I director. The current term of office of the Class I director shall be until the 2002 annual meeting of stockholders and thereafter shall be for three years.

         FRANK L. SULLIVAN, JR., age 55, is a Managing Director of Clarion Partners, Chairman of the Manager and Chairman of the Company's Board of Directors. He joined Clarion Partners in 1984 and has over 25 years of real estate experience and has supervised the acquisition and/or structuring of more than $7 billion in mortgages, direct equity and other real estate investments. Prior to joining Clarion Partners, Mr. Sullivan held investment positions with Citibank, N.A. and Provident National Bank. He is also a Professor of Finance at the New York University Graduate School of Business.

         STEVEN N. FAYNE, age 49, is a Managing Director of ARCS Commercial Mortgage Co., L.P., a mortgage-banking firm. Mr. Fayne is also a partner in JMS Realty Development, LLC, a real estate development company in the San Francisco Bay area. Before joining ARCS, Mr. Fayne co-founded Eichler, Fayne & Associates in 1992. Eichler, Fayne & Associates is one of the leading originators and servicers of loans for FNMA under the agency's Designated Underwriter/Servicer
(DUS) program. Prior to this, Mr. Fayne was Chief Financial Officer and General Counsel for Gribetz International, Inc. from 1988 to 1992. In 1981, he co-founded the law firm of Sherr, Tiballi, Fayne & Schneider and served as its managing partner until 1988.

         Mr. Sullivan and Mr. Fayne have served as Class II directors since 1998 and are the nominees recommended by the Board of Directors to be re-elected as the Class II directors. Mr. Fayne is an independent director. If reelected, term of office of Class II Directors shall be until the 2003 annual meeting of stockholders and thereafter shall be for three years.

         DANIEL HEFLIN, age 37, joined our manager in 1995 and has over 14 years of fixed income investment experience. Mr. Heflin has supervised the acquisition and/or structuring of more than $2 billion of mortgages, debt securities and other real estate investments and has participated in the securitization of more than $20 billion in assets. Prior to joining the Manager, Mr. Heflin was head of the Structured Finance Department at Ocwen Financial Corporation from 1993 to 1995 and served in the Capital Markets Group of Credit Suisse First Boston Corporation in London from 1990 to 1993 and the Asset Securitization Group of Arthur Andersen & Co. in New York from 1986 to 1990. He is also a Certified Public Accountant in the State of New York.

         STEPHEN C. ASHEROFF, age 54, retired in 1996 as Executive Vice President and Group Head of Specialized Lending for NatWest Bancorp. At NatWest Bancorp, Mr. Asheroff managed the Real Estate Finance, Automobile Finance and Special Loan departments. Prior to joining NatWest Bancorp, Mr. Asheroff was General Partner for Operations of RMS Associates, a real estate development company. In addition, Mr. Asheroff serves as a trustee of Clarion CMBS Value Fund, Inc.

         From 1980 to 1990, Mr. Asheroff was an Executive Vice President with Crestar Bank where he managed a $1.2 billion loan portfolio. Prior to joining Crestar, Mr. Asheroff was a Vice President with Provident National Bank in the Real Estate Finance Division.

         Mr. Heflin and Mr. Asheroff have served as Class III directors since 1998.

         Mr. Asheroff is an independent director. The current term of office of Class III directors shall be until the 2001 annual meeting of stockholders and thereafter shall be for three years.

         COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors has four standing committees: the executive committee, the compensation committee, the audit committee and the special committee. Mr. Heflin and Mr. Sullivan serve on the executive committee which is authorized to exercise the powers of the board of directors between meetings. However, the executive committee may not (i) amend our charter or our bylaws,
(ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all of our property and assets, (iv) recommend to the stockholders a dissolution of the company or revoke a dissolution, (v) elect a director, (vi) declare a dividend or authorize the issuance of stock or (vii) agree to an amendment, modification, renewal or termination of the management agreement.

         Mr. Asheroff and Mr. Fayne serve on the compensation committee which is responsible for recommending to the board of directors our compensation policies for our executive officers and for administering our stock incentive plan. Mr. Asheroff, Mr. Fayne and Mr. Rosen serve on the audit committee which is responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and any management letters, and performing such other duties as the board of directors may from time to time prescribe.

         Mr. Asheroff, Mr. Fayne and Mr. Rosen serve on the special committee, which was established in order to commission and review a liquidation analysis by a third party, and to consider whether a plan of liquidation at the present time would be in the best interests of all of our stockholders and to make a recommendation to the entire board with respect to the plan of liquidation.

         During the year ended December 31, 1999, there were six meetings of the board of directors, six meetings of the special committee, one meeting of the compensation committee and one meeting of the audit committee.

         COMPENSATION OF INDEPENDENT DIRECTORS

         For the calendar year 2001, the regular annual compensation of the independent directors will not increase. However, the portion previously paid in stock will be paid in cash. Accordingly, as regular compensation we will pay each independent director $20,000 in cash, payable $5,000 per calendar quarter on the first day of each calendar quarter. In addition, we will pay each independent director special compensation of $20,000 in cash for the additional work performed by the independent directors in connection with (a) the plan of liquidation; (b) this proxy statement; (c) the negotiation of the liquidation agreement, to, among other things, (i) amend the management agreement, including fees payable for the management and liquidation of assets; and (ii) negotiate of the price to be paid by the manager for the our 10% membership interest in the manager and the our option to purchase the remaining 90% membership interest in the manager; and (d) the extension of the exercise period for our option to purchase the remaining 90% membership interest in the manager. This $20,000 shall be paid as follows: $10,000 will be paid upon filing the proxy statement with the SEC and the remaining $10,000 will be paid 60 days thereafter. In consideration of the foregoing, the independent directors will not receive any additional fees (previously $500 per meeting) for attendance at board meetings except for reimbursement of ordinary and necessary expenses related to such attendance. We do not directly compensate the two other directors.

MANAGEMENT OF THE COMPANY

         Our executive officers and their positions are as follows:

                        NAME                   AGE                POSITION WITH THE COMPANY
        -----------------------------------  ------  --------------------------------------------------
        Daniel Heflin......................    37    President, Chief Executive Officer and Director

        Frank L. Sullivan, Jr..............    55    Executive Vice President and Chairman of the Board

        Fredrick D. Arenstein..............    47    Vice President and Treasurer

        Joanne Vitale......................    43    Vice President and Secretary

         All of our executive officers have served in their current positions since 1998, except Mr. Arenstein whose service began in April, 1999, and serve at the discretion of the board of directors. Biographical information for Mr. Heflin and Mr. Sullivan is provided in the section `Our Board of Directors'. Biographical information for Mr. Arenstein and Ms. Vitale follows:

         FREDRICK D. ARENSTEIN, age 47, has over 20 years of financial accounting experience. Prior to joining the Manager, Mr. Arenstein was the Chief Financial Officer of United States Land Resources, L.P., a real estate development company in New Jersey from 1987 to 1999. He is a Certified Public Accountant in the State of New York.

         JOANNE VITALE, age 43, has over 12 years of real estate experience. Prior to joining the Manager, she was a manager in the real estate group at Coopers & Lybrand LLC from 1991 to 1995 and worked in the investor relations department of Kidder Peabody Realty Advisors from 1981 to 1989. Ms. Vitale has participated in the securitization of over $1 billion of commercial real estate assets.

EXECUTIVE COMPENSATION

         We have not paid, and do not intend to pay, any annual cash compensation to our officers for their services as executive officers. Therefore, no summary compensation table or compensation committee report has been presented. We have not entered into any employment agreements. Periodically, the executive officers and directors may be granted awards pursuant to our stock incentive plan. On January 2, 2000, 3,250 shares of Class A common stock, with a value of $25,188, were issued to certain of our officers, under our stock incentive plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

         The following table presents information known to us with respect to beneficial ownership of our common stock as of January 2, 2001, by (1) each director and nominee for director, (2) any person known us to be the beneficial owner of five percent or more of our common stock, and (3) all directors and executive officers as a group. To our knowledge, the beneficial owners named have sole voting and investment power with respect to the shares beneficially owned, subject to community property laws as applicable.

                                                          NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 BENEFICIALLY OWNED(2)       PERCENT OF CLASS(3)
----------------------------------------------------    ---------------------       -------------------
Monroe Investment Corp..............................          1,720,000                     40.5%
Millenco L.P........................................            364,800 (4)                  8.6%
Daniel Heflin.......................................            221,182 (5)                  5.2
Frank L. Sullivan, Jr...............................             28,477 (6)                  *
Stephen C. Asheroff.................................              9,179 (7)                  *
Steven N. Fayne.....................................              7,929 (8)                  *
Harold E. Rosen.....................................              6,679 (9)                  *
Joanne Vitale.......................................             21,983 (10)                 *
Fredrick D. Arenstein...............................              2,480                      *
CP Capital Asset Holdings, LLC......................            307,000                      7.2%
FMR Corp.(11).......................................            183,600 (12)                 4.3%
All officers and directors of the Company as a
  group (seven people)..............................            296,409 (13)                 7.0%

-----------
*        less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Clarion Commercial Holdings, Inc., 335 Madison Avenue, New York, NY 10017.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. One-third of the options to acquire shares of common stock awarded in connection with our initial public offering under our stock incentive plan became exercisable on each of June 30, 1998, June 30, 1999 and June 30, 2000.

(3) Based on 4,073,393 shares of common stock outstanding as of January 2, 2001. Assumes that options currently exercisable as of January 2, 2001 are exercised.

(4) Based on Schedule 13G filed on February 9, 2000.

(5) Includes 103,182 options that are currently exercisable as of January 2, 2001.

(6) Includes 28,477 options that are currently exercisable as of January 2, 2001.

(7) Includes 3,409 options that are currently exercisable as of January 2, 2001.

(8) Includes 3,409 options that are currently exercisable as of January 2, 2001.

(9) Includes 3,409 options that are currently exercisable as of January 2, 2001.

(10) Includes 18,183 options that are currently exercisable as of January 2, 2001.

(11) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
02109

(12) Based on Schedule 13(G/A) filed on February 14, 2000.

(13) Includes 160,069 options that are currently exercisable as of December 20, 2000.

(14) The address of Millenco is 111 Broadway, New York, New York 10006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Asheroff and Mr. Fayne serve on our compensation committee. The compensation committee had one meeting in 1999. Certain of our executive officers received compensation under our stock incentive plan. See "Executive Compensation."

AUDIT COMMITTEE REPORT

         The Company's Audit Committee is comprised of the three independent directors within the meaning of applicable New York Stock Exchange rules. The Board has adopted a written charter, a copy of which is attached hereto as Annex B, which governs the operation of the Audit Committee.

         The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent accountants, the Company's consolidated financial statements for the fiscal year ended December 31, 1999. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence.

         Based upon its review of the audited financial statements and the discussions noted above, the Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                  Stephen C. Asheroff
                  Steven N. Fayne
                  Harold E. Rosen

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission also requires officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms that they file. Based on a review of Section 16(a) reports furnished to us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met through December 31, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MANAGEMENT AGREEMENT

         We are subject to conflicts of interest involving our manager because, among other reasons, (1) our manager advises other entities and many investments appropriate for us may also be appropriate for one or more of these entities,
(2) all of our officers, and two of our directors, are officers of our manager and (3) in accordance with the terms of the management agreement between us and our manager, the manager earns an incentive fee that may create an incentive for the manager to recommend riskier or more speculative investments. Nevertheless, the manager intends to conduct its operations in a manner that will attempt to minimize the negative effect of any conflicts of interest. Moreover, a majority of the our board must be independent directors.

         Under the terms of the management agreement, if the plan of liquidation is not approved, we will pay the manager an annual base management fee equal to 1% of the average stockholders' equity. We will also pay the manager, as incentive compensation, an amount equal to 25% of the Adjusted Net Income of Clarion, before incentive compensation, in excess of the amount that would produce an annualized return on equity equal to 2.5% over the Ten Year U.S. Treasury.

         If the plan of liquidation is approved by our stockholders, the manager's existing compensation arrangement will terminate, and it will receive compensation for the additional services it will provide in connection with the liquidation of our assets. See "-- Liquidation Agreement".

         In accordance with the terms of the management agreement, we paid $536,297 and $575,928 in base management fees for the years ended December 31, 2000 and 1999. We have not accrued for, or paid, the manager any incentive compensation since inception.

         The management agreement does not limit or restrict the manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other entity. The ability of the manager and its officers and employees to engage in other business activities could reduce the time and effort the manager spends managing us.

                    PROPOSAL III: RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

GENERAL

         Our board has selected the firm of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2000. Deloitte & Touche LLP has served as our independent auditors since our inception. Deloitte & Touche LLP has advised us that it has no direct or material indirect financial interest in the Company.

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 1999 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $60,300.

         Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 1999.

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 1999 were $82,372, primarily income tax return preparation and related consultations.

         Our board is submitting its appointment of Deloitte & Touche LLP as our independent auditors for ratification by stockholders at the annual meeting in order to ascertain the views of stockholders regarding such selection. If the appointment of Deloitte & Touche LLP is not ratified, our board will reconsider its selection and, if practicable, retain another firm to serve as our independent auditors. Our board reserves the right to select new independent auditors at any time which it may deem advisable or necessary.

         Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and available to answer questions from stockholders.

VOTE REQUIRED AND RECOMMENDATION

         Ratification of the appointment of Deloitte & Touche LLP as our independent auditors will require the affirmative vote of a majority of all votes cast on the proposal by the holders of our common stock represented in person or by proxy at our annual meeting at which a quorum is present.

         The board of directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

                             SELECTED FINANCIAL DATA

               The following table presents selected consolidated financial data for us and our subsidiaries for the periods indicated. Additional financial information is set forth in the audited financial statements and notes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

                                                       For the Nine    For the Year Ended     For the Nine    For the period June
                                                       Months Ended     December 31, 1999     Months Ended          2, 1998
                                                    September 30, 2000                     September 30, 1999   (commencement of
                                                       (unaudited)                            (unaudited)        operations) to
                                                                                                               December 31, 1998
                                                    -------------------------------------------------------------------------------
OPERATIONS DATA

Income
        Interest income from securities-trading             $7,661,111         $10,817,837         $8,549,377          $12,580,589
        Other investment income                                456,540           1,307,694          1,164,539              919,876
                                                    -------------------------------------------------------------------------------
                                                             8,117,651          12,125,531          9,713,916           13,500,465
                                                    -------------------------------------------------------------------------------

Expense
        Interest                                             3,449,290           6,046,282          5,106,395            8,571,422
        Other expenses                                       1,168,855           1,341,739            974,017            1,683,411
                                                    -------------------------------------------------------------------------------
                                                             4,618,145           7,388,021          6,080,412           10,254,833
                                                    -------------------------------------------------------------------------------

Other operating gains (losses)                             (1,085,045)           1,295,162          2,085,629         (51,969,592)
                                                    -------------------------------------------------------------------------------

Net income (loss)                                           $2,414,461          $6,032,672         $5,719,133        ($48,723,960)
                                                    ===============================================================================

Net income (loss) per share (basic and diluted)                  $0.58               $1.33              $1.26              ($9.93)
                                                    ===============================================================================

Distributions per share                                          $0.60               $0.80              $0.60                $0.74
                                                    ===============================================================================


SELECTED BALANCE SHEET DATA                         September 30, 2000  December 31, 1999  September 30, 1999  December 31, 1998
                                                       (unaudited)                            (unaudited)
                                                    -------------------------------------------------------------------------------

Total assets                                              $108,050,936        $132,070,051        $99,719,660         $148,022,878
Total liabilities                                           69,716,563          91,475,252         57,710,170          108,106,054
Stockholders' equity                                        38,334,373          40,594,799         42,009,490           39,916,824


               The 1998 results of operations reflect realized and unrealized losses from securities-trading totaling $49,469,592, and the loss on other investments of $2,500,000. The 1999 results of operations reflect realized and unrealized gains from securities-trading totaling $2,997,828 offset by a realized loss of $952,666 from the sale of the commercial mortgage loan and loss on other investments of $750,000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We were organized in February 1998 to invest in commercial mortgage-backed securities (primarily subordinate securities), commercial mortgage loans, mezzanine investments, equity investments, and other real estate related investments. We used substantially all of the $94.7 million of net proceeds received from the sale of 5,000,000 shares of our common stock in June 1998 together with the net proceeds of other financing arrangements to acquire our portfolio of investments.

         On October 12, 2000, our board unanimously voted to recommend a plan of liquidation to our stockholders. After reviewing our strategic alternatives, our board concluded that our liquidation was the best available alternative for maximizing stockholder value and, accordingly, was fair to and in the best interests of our stockholders. Management cannot determine at this time whether the plan of liquidation will be adopted and, if it is adopted, the timing or amount of any liquidating distributions to our stockholders.

         The following discussion of our financial condition, results of operations, and capital resources and liquidity should be read in conjunction with our financial statements and related notes.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

         MARKET CONDITIONS

         The year 1999 was a relatively stable year for us, compared to 1998, which was a difficult year. In 1998, following the initial public offering of our common stock on June 2, we immediately deployed our capital through a series of investments in CMBS, a commercial whole loan and a mezzanine investment.

         In September and October 1998, the dislocation of global fixed income markets and the restructuring of several competitors led to extensive spread widening in CMBS and other fixed income markets as well as a rally in the market for government securities. The price of a fixed income security (such as a CMBS) or a commercial loan is often determined by adding an interest rate spread to a benchmark interest rate, such as the U.S. Treasury rate. As the spread on a security tightens (or decreases), the price (or value) of the security rises and conversely, as it widens (or increases), the price (or value) falls. At the same time, liquidity in the CMBS market diminished significantly, with much of the diminution occurring from September through November of that year. This lack of liquidity continued through the end of the year.

         From September through November 1998, we disposed of 14 classes of CMBS to reduce leverage and our exposure to continued spread widening (i.e., the value decreased). The sale of these securities resulted in realized losses of approximately $17.9 million. In conjunction with the sale of the CMBS, we closed related short positions in US government securities. The sale of these securities resulted in additional realized losses of approximately $9.5 million.

         The month of December 1998 offered some small signs of improvement in the CMBS market as limited liquidity returned, primarily for investments in investment grade securities.

         The improvement in the CMBS market continued in 1999 as new issues returned to the market, the secondary market continued to recover and spreads on subordinate CMBS tightened slightly.

         While spreads on the subordinate classes of CMBS tightened slightly during the year, interest rates increased. The ten-year U.S. treasury rate rose approximately 180 basis points in 1999. In the same way that a widening (increasing) spread for CMBS causes their value to fall, increasing interest rates also causes their value to decline. In order to offset this potential loss in CMBS and commercial loan value due to increasing interest rates, we sell short U.S. Treasury securities that increase in value as interest rates rise. During the year ended December 31, 1999, our short positions in U.S. Treasury securities effectively offset the decline in value of our CMBS positions due to the increase in interest rates.

         RESULTS OF OPERATIONS

         General:

         Net income (loss) for the year ended December 31, 1999 and for the period June 2, 1998 (commencement of operations) to December 31, 1998 amounted to $6.0 million or $1.33 per share and ($48.7 million) or ($9.93) per share, respectively. The income for the year ended December 31, 1999 consisted primarily of income from investments of $12.1 million and gains from the short positions in government securities of $5.4 million. This was offset by losses on CMBS of $2.4 million, loss on the sale of the commercial mortgage loan of $1.0 million and interest expense of $6.0 million. The net loss for the period June 2, 1998 (commencement of operations) to December 31, 1998 was attributable primarily to realized and unrealized losses on CMBS of $36.9 million, loss from the short positions in government securities of $12.6 million and interest expense of $8.6 million. This was offset by income from investments of $13.5 million.

         The results of operations during the year ended December 31, 1999 and the period June 2, 1998 to December 31, 1998 are not necessarily indicative of the results that may be expected for future periods.

         Investment Income:

         For the year ended December 31, 1999 and for the period June 2, 1998 (commencement of operations) to December 31, 1998, we earned income of $12,125,531 and $13,500,465 from investments, respectively, as follows:

                          TABLE 7.1 - INVESTMENT INCOME

                                                                                Income Earned
                                                                    --------------------------------------
                            Investment                                    For the        For the period
                                                                        Year ended       June 2, 1998 to
                                                                     December 31, 1999  December 31, 1998
----------------------------------------------------------------------------------------------------------
CMBS                                                                         $8,813,736        $8,894,931
Deposits with brokers as collateral for securities sold short                 2,004,101         3,685,658
Commercial mortgage loan                                                        702,699           560,452
Mezzanine investment                                                            540,812           316,903
Cash and cash equivalents                                                        64,183            42,521
                                                                    --------------------------------------
TOTAL                                                                       $12,125,531       $13,500,465
                                                                    ======================================

         In 1999, we sold 5 classes of CMBS and the commercial mortgage loan, and purchased 6 classes of CMBS in open market transactions. The interest income earned on the securities that were sold was approximately $1.69 million for the year ended December 31, 1999.

         In the months of October and November 1998, we sold 14 classes of CMBS in open market transactions. The interest income earned on the securities that were sold was approximately $3.72 million for the period June 2, 1998 to December 31, 1998.

Interest Expense:

         For the year ended December 31, 1999, and for the period June 2, 1998 to December 31, 1998, we incurred interest expense from repurchase agreements and government securities sold short of $6,046,282 and $8,571,422, respectively, as follows:

                          TABLE 7.2 - INTEREST EXPENSE

                                                   Interest Expense
                                        --------------------------------------
                                           For The Year      For the period
                                              Ended          June 2, 1998 to
                                        December 31, 1999  December 31, 1998
                                        --------------------------------------
Repurchase agreements                      $    3,356,791     $    4,383,251
Government securities sold short                2,689,491          4,188,171
                                        --------------------------------------
                                           $    6,046,282     $    8,571,422
                                        ======================================

         As of December 31, 1999 and 1998, we had entered into repurchase agreements in the amount of $64,691,000 and $58,924,000, respectively. The weighted average interest rates were 6.98% and 6.44%, respectively, and are based on a variable rate, one-month LIBOR plus a weighted average spread of 0.60% and 0.89%, respectively.

         As of December 31, 1999, we had the following open short positions in U.S. Treasury securities: $291,000 (face) of U.S. Treasury 5.25%, 02/15/2029, $21,151,000 (face) of U.S. Treasury 6.00% 08/15/2009 and $3,881,000 of U.S.
Treasury 6.50% 11/15/2026. As of December 31, 1998 we had the following open short positions in U.S. Treasury securities: $36,320,000 (face) of U.S. Treasury 7.00%, 07/15/2006 and $3,493,000 (face) of U.S. Treasury 6.50%, 11/15/2026.

         Other Expenses:

         In 1999, other expenses consisted primarily of miscellaneous general and administrative expenses. In 1998, other expenses consisted primarily of due diligence costs of $548,284 incurred relating to transactions that were ultimately abandoned and miscellaneous general and administrative expenses.

         In accordance with the terms of the management agreement, $575,928 and $495,596 in base management fees were paid for the year ended December 31, 1999 and for the period June 2, 1998 (commencement of operations) to December 31, 1998, respectively. We have not accrued for or paid any incentive compensation to our manager since inception.

         During 1999 and 1998, we recorded impairment losses on other investments of $750,000 and $2,500,000, respectively.

         CHANGES IN FINANCIAL CONDITION

         General: Total assets as of December 31, 1999 and 1998 amounted to $132.1 million and $148.0 million, respectively. They were comprised primarily of $100.9 million and $80.7 million of CMBS and $25.2 million and $46.8 million of deposits with brokers as collateral for securities sold short, respectively.

         Our total liabilities as of December 31, 1999 and 1998 amounted to $91.5 million and $108.1 million, respectively. They were comprised primarily of repurchase agreements in the amount of $64.7 million and $58.9 million and government securities sold short in the amount of $24.5 million and $45.6 million, respectively.

         CAPITAL RESOURCES AND LIQUIDITY

         Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, loan acquisition and lending activities, make distributions to our stockholders in amounts adequate to maintain our REIT status and for other general business purposes. Our primary sources of funds for liquidity consist of repurchase agreements and maturities and principal payments on securities and loans, and proceeds from sales thereof.

         In 1999, we sold 5 classes of CMBS for $29.0 million and the commercial mortgage loan for $11.9 million. We used the proceeds to reduce our exposure to short term repurchase agreement financing on the subordinate classes of CMBS in our portfolio.

         In 1998, the tightening of credit markets and the widening of yield spreads on CMBS in the third and fourth quarters adversely affected our liquidity position. While we met all obligations under our financing agreements, we were required to post additional collateral in order to meet margin calls from our lenders. In addition, in October and November 1998, we sold 14 classes of CMBS for $105.3 million in order to improve our liquidity.

         We used the proceeds from the sales of CMBS to reduce our borrowings under repurchase agreements. The following chart shows the outstanding principal amount of our borrowings under repurchase agreements:

               TABLE 7.3 - BORROWINGS UNDER REPURCHASE AGREEMENTS


                                        Borrowings under
                                     Repurchase Agreements
                         Date                ($MM)
                    ------------------------------------------

                           6/30/98            $147.7
                           9/30/98             159.9
                          12/31/98              58.9
                           3/31/99              58.7
                           6/30/99              71.7
                           9/30/99              32.2
                          12/31/99              64.7

         The weighted average maturity of the repurchase agreements at December 31, 1999 was 19.4 days. All of our repurchase agreements are with Bear Stearns.

         Our operating activities used cash flows of $11.5 million and $127.9 million during the year ended December 31, 1999 and for the period June 2, 1998 to December 31, 1998, respectively. In 1999, the cash flow used was primarily for net purchases of securities - trading. In 1998, the cash flow used was primarily for net purchases of securities - trading and deposits with brokers as collateral for short sales.

         Our investing activities generated cash flows of $12.0 million for the year ended December 31, 1999 from the sale of and principal payments on the commercial mortgage loan. Our investing activities used cash flows totaling $16.8 million during the period June 2, 1998 to December 31, 1998 to purchase the commercial mortgage loan and mezzanine investment.

         Our financing activities provided $0.1 million during the year ended December 31, 1999 and consisted primarily of borrowings under repurchase agreements of $5.8 million offset by dividends paid of $3.3 million and purchase of treasury stock of $2.3 million. Our financing activities provided $145.3 million during the period June 2, 1998 to December 31, 1998 and consisted primarily of proceeds from the issuance of common stock of $94.7 million and borrowings under repurchase agreements of $58.9 million.

         Our manager regularly evaluates investment opportunities on our behalf. In the event that our manager identifies an investment opportunity consistent with our investment objectives, we may seek sources of additional capital, including various third-party borrowings or the issuance of preferred equity. We may also elect to increase our borrowings under repurchase agreements.

         We can avoid corporate income taxation on our earnings by distributing annually to our stockholders an amount equal to our taxable income. It is possible that we may experience timing differences between the actual receipt of income and the inclusion of that income in the calculation of taxable income. In the event that the cash generated by our investments is insufficient to fund the distributions to our stockholders that are required to maintain our status as a REIT, we may access cash reserves or seek sources of additional capital in order to fund the distributions.

         We have elected mark-to-market valuation treatment for our investment portfolio under Internal Revenue Code Section 475. Under this election we must treat all unrealized trading gains and losses as realized for income tax purposes as well as treating all trading transactions as operating gains and losses. In 1998, our operations resulted in a net operating loss of $48.1 million for income tax purposes. This net operating loss is included in our calculation of REIT taxable income, which significantly reduces our dividend requirements for REIT distribution requirement purposes.

         Except as discussed herein, management is not aware of any other trends, events, commitments or uncertainties that may have a significant effect on liquidity.

         STOCKHOLDERS' EQUITY

         Stockholders' equity as of December 31, 1999 and 1998 was $40,594,799 and $39,916,824, respectively. The stockholders' equity balance as of these dates was attributable primarily to the proceeds of the initial public offering in 1998, gain (loss) on securities - trading of $2,997,828 and ($49,469,592), and a decrease of $1,907,689 and $5,982,490 due to the repurchase of stock, respectively. During the year ended December 31, 1999 and the period June 2, 1998 (commencement of operations) to December 31, 1998, we declared distributions of $0.80 and $0.74 per share for a total of $3,447,008 and $3,579,242, respectively.

FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2000

         MARKET CONDITIONS

         The three months ending September 30, 2000, were relatively calm for the CMBS markets, as spreads on subordinate classes of CMBS widened slightly. The price of a fixed income security (such as a CMBS) or a commercial loan is often determined by adding an interest rate spread to a benchmark interest rate, such as the U.S. Treasury rate. As the spread on a security tightens (or decreases), the price (or value) of the security rises and conversely, as it widens (or increases), the price (or value) of the security falls.

         Spreads on the subordinate classes of CMBS widened slightly in the three months ending September 30, 2000 and interest rates decreased. The ten-year U.S. treasury rate decreased approximately 0.23% in the three months ending September 30, 2000. This compares to a rise of 0.10% in the three months ending September 30, 1999. In the same way that a widening (narrowing) spread for CMBS causes their value to fall (rise), increasing (decreasing) interest rates also causes their value to fall (rise). In order to offset a potential loss in CMBS value due to increasing interest rates, we sell short U.S. Treasury securities that increase in value as interest rates rise. In the three months ended September 30, 2000 and 1999, respectively, our short positions in U.S. Treasury securities effectively offset the change in value of our CMBS due to changes in interest rates.

         In the beginning of the fourth quarter of 2000, spreads in the high yield corporate fixed income market widened significantly. This widening of spreads in the high yield corporate market may lead to a decline in the value of our assets.

         RESULTS OF OPERATIONS

         General:

         Net income for the three months and nine months ending September 30, 2000 amounted to $530,525 or $0.13 per share, basic and diluted, and $2,414,461 or $0.58 per share, basic and diluted, respectively. The net income for the three months ending September 30, 2000 was attributable primarily to income from investments of $2.7 million. This was offset by interest expense of $1.1 million, net loss (realized and unrealized) from securities-trading of $0.7 million and other expenses of $0.4 million. The net income for the nine months ending September 30, 2000 was attributable primarily to income from investments of $8.1 million and was offset by interest expense of $3.4 million, other expenses of $1.2 million, and a $1.1 million loss (realized and unrealized) from securities-trading.

         Net income for the three months and nine months ending September 30, 1999 amounted to $2,026,553 or $0.45 per share, basic and diluted, and $5,719,133 or $1.26 per share, basic and diluted, respectively. The net income for the three months ending September 30, 1999 was attributable primarily to income from investments of $3.3 million and net gains (realized and unrealized) from securities-trading of $0.8 million. This was offset by interest expense of

$1.7 million, and other expenses of $0.3 million. The net income for the nine months ending September 30, 1999 was attributable primarily to income from investments of $9.7 million and net gains (realized and unrealized) of $2.1 million. This was offset by interest expense of $5.1 million and other expenses of $1.0 million.

         The results of operations realized during the period ending September 30, 2000 are not necessarily indicative of the results that may be expected for future periods.

         Investment Income:

         For the three months and nine months ending September 30, 2000 and for the three months and nine months ending September 30,1999, we earned income from investments as follows:

                                              Three Months        Nine Months        Three Months       Nine Months
                                                 Ending             Ending              Ending             Ending
                                             September 30,       September 30,      September 30,      September 30,
                Investment                        2000               2000                1999               1999
------------------------------------------------------------------------------------------------------------------------
CMBS                                         $    1,990,799     $    6,422,279      $    2,279,880     $    6,801,613
Deposits with brokers as collateral
 For securities sold short                          523,042          1,238,832             575,794          1,747,764
Commercial mortgage loan                                  -                  -             230,649            702,699
Mezzanine investment                                130,470            355,771             136,185            404,805
Cash and cash equivalents                            21,490            100,769              28,960             57,035
                                           -----------------------------------------------------------------------------

TOTAL                                        $    2,665,801     $    8,117,651      $    3,251,468     $    9,713,916
                                           =============================================================================

         Interest Expense:

         For the three months and nine months ending September 30, 2000, we incurred interest expense of $616,757 and $2,262,567 from repurchase agreements and $472,885 and $1,186,723 from government securities sold short, respectively. For the three months and nine months ending September 30, 1999, we incurred interest expense of $930,181 and $2,722,203 from repurchase agreements and $769,938 and $2,384,192 from government securities sold short, respectively.

         As of September 30, 2000 and December 31, 1999, we had entered into repurchase agreements in the amount of $32,392,000 and $64,691,000, respectively. The weighted average interest rates were 7.32% and 6.98%, respectively, and were based on one-month LIBOR plus a weighted average spread of 0.70% and 0.60%, respectively. All of our repurchase agreements are with Bear Stearns.

         As of September 30, 2000, we had the following open short positions in U.S. Treasury securities: $34,031,000 (face) of U.S. Treasury 5.50%, 05/15/2009 and $2,263,000 (face) of U.S. Treasury 5.25%, 02/15/2029. As of December 31,
1999, we had the following open short positions in U.S. Treasury securities:
$291,000 (face) of U.S. Treasury 5.25%, 02/15/2029, $21,151,000 (face) of U.S.
Treasury 6.00% 08/15/2009 and $3,881,000 (face) of U.S. Treasury 6.50%
11/15/2026.

         Other Expenses:

         In accordance with the terms of the management agreement, an expense of $134,772 and $391,253 in base management fees was incurred for the three months and nine months ending September 30, 2000, respectively. We incurred $144,329 and $439,791 in base management fees for the three months and nine months ended September 30, 1999, respectively. We have not accrued for or paid any incentive compensation to our manager since inception.

         Other Operating Gains & Losses:

         For the three months and nine months ending September 30, 2000, we recognized losses of $689,543 and $1,085,045 respectively, on our securities portfolio. For the three months and nine months ended September 30, 1999, we recognized gains of $210,004 and $3,036,795, respectively, on our securities portfolio.

         In the three months ending September 30, 2000 we sold two of our CMBS investments and one CMBS investment paid off in full at maturity for total proceeds of $18,980,940. These transactions resulted in realized losses of $63,514.

         CHANGES IN FINANCIAL CONDITION

         General: Total assets as of September 30, 2000, amounted to $108.1 million and were comprised primarily of $66.8 million of CMBS, $35.7 million of deposits with brokers as collateral for securities sold short, cash and cash equivalents of $0.6 million and a mezzanine investment of $3.7 million. Our total liabilities as of September 30, 2000 amounted to $69.7 million and were comprised primarily of repurchase agreements in the amount of $32.4 million and government securities sold short in the amount of $35.1 million. Total assets as of December 31, 1999 amounted to $132.1 million. They were comprised primarily of $100.9 million of CMBS and $25.2 million of deposits with brokers as collateral for securities sold short. Our total liabilities as of December 31, 1999 amounted to $91.5 million. They were comprised primarily of repurchase agreements in the amount of $64.7 million and government securities sold short in the amount of $24.5 million.

         CAPITAL RESOURCES AND LIQUIDITY

         Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, loan acquisition and lending activities and for other general business purposes. Our primary sources of funds for liquidity consist of repurchase agreements, maturities and principal payments on securities and loans, and proceeds from sales thereof. If we were unable to replace its short term financing, we may be forced to sell our assets in order to pay down our repurchase agreements at a time when the market for the sale of such assets is unfavorable. If this were to occur, we could realize substantial losses.

         Our operating activities generated cash flows of $36.7 million during the nine months ending September 30, 2000. This was due primarily to an excess of interest income on investments over financing costs of approximately $3.5 million and net proceeds from buying and selling commercial mortgage backed securities of $35.0 million, offset by the net increase in deposits with broker as collateral for securities sold short of $2.0 million. This compares with our operating activities during the nine months ended September 30, 1999 which generated cash flows of $18.9 million. This was due primarily to an excess of interest income on investments over financing costs of approximately $4.6 million and net proceeds from buying and selling commercial mortgage backed securities of $11.6 million.

         Our investing activities generated cash flows totaling $12.0 million during the nine months ending September 30, 1999 primarily through the proceeds from the sale of the commercial mortgage loan receivable.

         Our financing activities used cash of $37.3 million during the nine months ending September 30, 2000 and consisted primarily of payments made on repurchase agreements of $32.3 million, repurchases of stock of $2.3 million, decrease in treasury stock payable of $0.2 million and distributions to stockholders of $2.5 million. Our financing activities used $30.3 million during the nine months ending September 30, 1999 and consisted primarily of payments made on repurchase agreements of $26.7 million, purchases of treasury stock of $1.0 million and distributions to stockholders of $2.6 million.

         We, in order to avoid corporate income taxation of the earnings that it distributes, are required to distribute annually at least 95% of our taxable income (90% beginning with our 2001 taxable year) to stockholders. It is possible that we may experience timing differences between the actual receipt of income and the inclusion of that income in the calculation of taxable income. If the cash generated by our investments is insufficient to fund the distributions to stockholders that are required to maintain our status as a REIT, we may access cash reserves or seek sources of additional financing in order to fund the distributions.

         STOCKHOLDERS' EQUITY

         Stockholders' equity as of September 30, 2000 was $38.3 million. In the nine months ending September 30, 2000, stockholders' equity decreased by $2.3 million. This decrease was due primarily to the repurchase of stock in the amount of $2.3 million and the payment of $2.4 million in distributions and was offset by net income from operations of $2.4 million.

                               MARKET INFORMATION

                                                                                        CASH DISTRIBUTIONS
                                                                   HIGH        LOW      DECLARED PER SHARE
                                                                   ----        ---      ------------------
1999:
    First quarter...............................................  $6.56       $4.38            0.20
    Second quarter..............................................  $7.38       $5.81            0.20
    Third quarter...............................................  $7.63       $6.38            0.20
    Fourth quarter..............................................  $8.00       $6.56            0.20
2000:
    First quarter...............................................  $7.81       $4.75            0.20
    Second quarter..............................................  $6.38       $4.00            0.20
    Third quarter ..............................................  $6.19       $5.25            0.20
    Fourth quarter..............................................  $7.38       $5.13            0.20
                                                                  -----       -----            ----

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for our common stock (CLR) through July 15, 2000 with the S&P 500 index and the SNL All-REIT Index for the same period. Total return equals change in stock price plus dividends paid and assumes that all dividends are reinvested. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.

                      6/2/98  7/13/98 8/31/98  10/12/98 12/14/98 2/8/99   4/5/99  5/31/99  7/26/99  9/20/99
                      ------  ------- -------  -------- -------- ------   ------  -------  -------  -------
SNL All-Reit Index     100      101.8    88.2     81.1     86.9     85.2    82.2     92.4     88.3     84.3
S&P 500...........     100      106.5    92.2     88.4    106.7    110.4   121.1    119.2    119.3    114.7
CLR...............     100       80.9    60       19.9     26.8     29.8    33.7     41.6     42.1     42.1

                     11/15/99 1/10/00 2/21/00   4/3/00  5/29/00  6/26/00 7/10/00
                     -------- ------- -------   ------  -------  ------- -------
SNL All-Reit Index      81.3     84.2    81.1     83.8     89.5     93.8    96.6
S&P 500...........     127.7    131.5   119.7    136.1    127.7    130.6   132.5
CLR...............      44       46.7    36       36.6     31.7     39.6    37.1

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         In order for stockholder proposals otherwise satisfying the eligibility requirements of Rule 14a-1 under the Securities Exchange Act, to be considered for inclusion in our proxy statement for the 2001 annual meeting, the proposals must be received at our principal executive office, 335 Madison Avenue, New York, New York 10017, Attention: Secretary, on or before _____________.

         In addition, if a stockholder desires to bring business (including director nominations) before the 2001 annual meeting that is or is not the subject of a proposal timely submitted for inclusion in our proxy statement, written notice of such business, as prescribed in the bylaws, must be received by our secretary between ___________ and __________. For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, the proposal will be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Rule 14a-1 under the Securities Exchange Act.

                             INDEPENDENT ACCOUNTANTS

         Our board has selected Deloitte & Touche LLP to serve as our independent accountants for the year ended December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         Our board knows of no other business to be presented at the annual meeting, but if any other matters should properly come before the annual meeting, it is intended that the persons named in the accompanying proxy card will vote the same in accordance with their own judgment and discretion, and authority to do so is included in the proxy.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement contains forward-looking statements with respect to our plans and objectives, distributions resulting from the sale and liquidation of our assets, general economic conditions and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to us that could cause the results to differ materially from those in forward-looking statements include, but are not limited to: (i) general economic conditions, (ii) the fees and expenses associated with consummating our complete liquidation and dissolution, (iii) the amount of our liabilities which must be satisfied or reserved as part of our liquidation and dissolution, (iv) the amount and nature of any unknown or contingent liabilities, (v) the market value of our remaining assets and the time required to sell such assets and (vi) the other items detailed under the caption "Risk Factors Relating to the Plan of Liquidation" in this proxy statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other information with the commission. You may read and copy any reports, statements, or other information that we file at the commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the commission at http:/www.sec.gov. Reports, proxy statements, and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

         Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the board of directors, and to return it at once in the enclosed envelope.

                                         By order of the Board of Directors,

                                         Joanne M. Vitale
                                         Secretary

New York, New York
__________, 2001


                        CLARION COMMERCIAL HOLDINGS, INC.

                   Index to Consolidated Financial Statements


Independent Auditors' Report.........................................................................     F-2

Consolidated Financial Statements:

      Consolidated Statements of Financial Condition at December 31, 1999 and 1998...................     F-3

      Consolidated Statements of Operations for the year ended December 31, 1999 and for the period June 2, 1998 (Commencement of Operations) to
        December 31, 1998............................................................................     F-4

      Consolidated Statements of Changes in Stockholders' Equity for the year ended December 31, 1999 and for the period June 2, 1998 (Commencement of
        Operations) to December 31, 1998.............................................................     F-5

      Consolidated Statements of Cash Flows for the year ended December 31, 1999 and for the period June 2, 1998 (Commencement of Operations) to
        December 31, 1998............................................................................     F-6

      Notes to Consolidated Financial Statements.....................................................     F-8

      Unaudited Consolidated Statement of Financial Condition at September 30, 2000
        and December 31, 1999........................................................................     F-19

      Unaudited Consolidated Statements of Operations for the Three Months and
        Nine Months Ended September 30, 2000 and 1999................................................     F-20

      Unaudited Consolidated Statements of Changes in Stockholders Equity for the
        Nine Months Ended September 30, 2000.........................................................     F-21

      Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended
        September 30, 2000...........................................................................     F-22

      Notes to the Unaudited Consolidated Financial Statements for September 30, 2000
        and for the Three and Nine Month periods Ended September 30, 2000............................     F-23

         All schedules have been omitted because either the required information is not applicable or the information is shown in the consolidated financial statements or notes thereto.


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Clarion Commercial Holdings, Inc.
New York, New York

We have audited the accompanying consolidated statements of financial condition of Clarion Commercial Holdings, Inc. and Subsidiaries (together, the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1999 and for the period June 2, 1998 (commencement of operations) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial condition of Clarion Commercial Holdings, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the year ended December 31, 1999 and the period June 2, 1998 (commencement of operations) to December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
March 15, 2000

                             CLARION COMMERCIAL HOLDINGS, INC. & SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                      December 31,         December 31,
Assets:                                                                   1999                 1998
                                                                   -------------------- --------------------
    Cash and cash equivalents                                       $        1,143,182   $          565,684
    Securities - trading, at fair value                                    100,893,785           80,731,788
    Commercial mortgage loan receivable                                              -           12,949,224
    Other investments                                                        4,106,250            4,856,250
    Deposits with brokers as collateral for securities sold short           25,191,059           46,830,041
    Accrued interest receivable and other assets                               735,775            2,089,891
                                                                   -------------------- --------------------

    Total assets                                                    $      132,070,051   $      148,022,878
                                                                   ==================== ====================


Liabilities:
    Repurchase agreements                                           $       64,691,000   $       58,924,000
    Government securities sold short                                        24,518,159           45,578,695
    Dividends payable                                                          839,356              689,348
    Treasury stock payable                                                     184,123              577,851
    Other liabilities                                                        1,242,614            2,336,160
                                                                   -------------------- --------------------

    Total liabilities                                                       91,475,252          108,106,054
                                                                   -------------------- --------------------

Stockholders' equity:
    Preferred stock, par value $.01 per share,
    25,000,000 shares authorized; no shares issued                                   -                    -
    Class A common stock, par value $.001 per share
    74,000,000 shares authorized; 5,000,750 issued;
    4,173,380 and 4,451,050 shares outstanding in 1999                           5,001                5,001
    and 1998, respectively.
    Class B common stock, par value $.001 per share
    1,000,000 shares authorized; 175,000 issued and
    outstanding                                                                    175                  175
    Additional paid-in capital                                              98,197,339           98,197,339
    Net loss and distributions                                             (49,717,537)         (52,303,201)
    Treasury stock - (827,370 and 549,700 shares in 1999 and
    1998, respectively), at cost                                            (7,890,179)          (5,982,490)
                                                                   -------------------- --------------------

    Total stockholders' equity                                              40,594,799           39,916,824
                                                                   -------------------- --------------------

    Total liabilities and stockholders' equity                      $      132,070,051   $      148,022,878
                                                                   ==================== ====================

          The accompanying notes are an integral part of these consolidated financial statements.

                         CLARION COMMERCIAL HOLDINGS, INC. & SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   For the period
                                                                                   June 2, 1998
                                                              For the year        (commencement of
                                                                 Ended             operations) to
                                                           December 31, 1999     December 31, 1998
                                                           -----------------     -----------------
Income:
     Interest income from securities - trading               $    10,817,837      $    12,580,589
     Interest income from commercial mortgage loan                   702,699              560,452
     Income from other investments                                   540,812              316,903
     Interest income from cash and cash equivalents                   64,183               42,521
                                                           -------------------  --------------------

Total income                                                      12,125,531           13,500,465
                                                           -------------------  --------------------

Expenses:
     Interest                                                      6,046,282            8,571,422
     Management fee                                                  575,928              495,596
     Other expenses                                                  765,811            1,187,815
                                                           -------------------  --------------------

Total expenses                                                     7,388,021           10,254,833
                                                           -------------------  --------------------

Other operating gains and losses:
     Gain (loss) from securities-trading                           2,997,828          (49,469,592)
     Loss on commercial mortgage loan receivable                    (952,666)                   -
     Loss on other investments                                      (750,000)          (2,500,000)
                                                           -------------------  --------------------

Total other operating gains (losses)                               1,295,162          (51,969,592)
                                                           -------------------  --------------------

Net income (loss)                                            $     6,032,672      $   (48,723,960)
                                                           ===================  ====================

Net income (loss) per share:
     Basic                                                              $1.33               ($9.93)
                                                           ===================  ====================

     Diluted                                                            $1.33               ($9.93)
                                                           ===================  ====================

Weighted average shares:
     Basic                                                         4,520,004            4,905,778
                                                           ===================  ====================

     Diluted                                                       4,520,004            4,905,778
                                                           ===================  ====================

      The accompanying notes are an integral part of these consolidated financial statements.

                                       CLARION COMMERCIAL HOLDINGS, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                              FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD JUNE 2, 1998
                                        (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998

                                        Common Stock               Additional     Net Income and      Treasury
                                                                    Paid-in
                                  Class A          Class B           Capital       Distributions        Stock            Total
                             ------------------------------------------------------------------------------------------------------
Balance at June 2, 1998        $          1     $          -      $     14,999     $          -     $          -     $     15,000

Issuance of common stock:
     Class A                          5,000                -        94,682,515                -                -       94,687,515
     Class B                              -              175         3,499,825                -                -        3,500,000

Dividends declared:
     Class A common stock                 -                -                 -       (3,475,991)               -       (3,475,991)
     Class B common stock                 -                -                 -         (103,250)               -         (103,250)

Net loss                                  -                -                 -      (48,723,960)               -      (48,723,960)

Treasury stock purchases                  -                -                 -                -       (5,982,490)      (5,982,490)
                             ------------------------------------------------------------------------------------------------------

Balance at December 31, 1998          5,001              175        98,197,339      (52,303,201)      (5,982,490)      39,916,824

Dividends declared:
     Class A common stock                 -                -                 -       (3,447,008)               -       (3,447,008)
     Class B common stock                 -                -                 -                -                -                -

Net income                                -                -                 -        6,032,672                -        6,032,672

Treasury stock purchases                  -                -                 -                -       (1,950,189)      (1,950,189)
Issuance of stock from
treasury                                  -                -                 -                -           42,500           42,500
                             ------------------------------------------------------------------------------------------------------

Balance at December 31, 1999         $5,001             $175       $98,197,339     ($49,717,537)     ($7,890,179)     $40,594,799
                             ======================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                CLARION COMMERCIAL HOLDINGS, INC. & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                             For the period
                                                                                        For the year          June 2, 1998
                                                                                            Ended           (commencement of
                                                                                        December 31,         operations) to
                                                                                            1999            December 31, 1998
                                                                                     --------------------  -------------------
Cash flows from operating activities:
    Net income (loss)                                                                        $6,032,672          ($48,723,960)
Adjustments to reconcile net income (loss) to net cash used by
    Operating activities:
    Discount accretion, net                                                                    (580,936)             (276,391)
    Issuance of shares from treasury for directors' fees                                         42,500                     -
    Change in unrealized (gain) loss on securities-trading                                   (3,672,396)           18,937,803
    Change in unrealized (gain) loss on government securities sold short                     (2,867,417)            1,821,042
    Loss on other investments                                                                   750,000             2,500,000
    Decrease (increase) in accrued interest receivable & other assets                         1,354,116            (2,089,891)
    (Decrease) increase in other liabilities                                                 (1,093,546)            2,336,160
    Loss on commercial mortgage loan receivable                                                 952,666                     -
    Purchase of securities-trading                                                          (50,941,888)         (222,588,765)
    Sale of securities-trading                                                               35,033,223           123,218,096
    Decrease (increase) in deposits with broker as collateral for securities sold            21,638,982           (46,830,041)
    short
    (Decrease) increase in government securities sold short                                 (18,193,119)           43,757,652
                                                                                     --------------------  -------------------
Net cash used by operating activities                                                       (11,545,143)         (127,938,295)
                                                                                     --------------------  -------------------

Cash flows from investing activities:
    Investment in commercial mortgage loan receivable                                                 -           (12,971,754)
    Principal payments received on commercial mortgage loan                                     152,282                     -
    Proceeds from sale of commercial mortgage loan receivable                                11,844,276                     -
    Investment in other assets                                                                        -            (3,856,250)
                                                                                     --------------------  -------------------
Net cash provided (used) by investing activities                                             11,996,558           (16,828,004)
                                                                                     --------------------  -------------------

Cash flows from financing activities:
    Borrowings under reverse repurchase agreements, net                                       5,767,000            58,924,000
    Dividends paid                                                                           (3,297,000)           (2,889,893)
    Purchases of treasury stock                                                              (2,343,917)           (5,404,639)
    Proceeds from issuance of common stock, net of offering costs                                     -            94,687,515
                                                                                     --------------------  -------------------
Net cash provided by financing activities                                                       126,083           145,316,983
                                                                                     --------------------  -------------------



                                      F-6

Net increase in cash and cash equivalents                                                       577,498               550,684
    Cash and cash equivalents at beginning of period                                            565,684                15,000
                                                                                     --------------------  -------------------
    Cash and cash equivalents at end of period                                               $1,143,182              $565,684
                                                                                     ====================  ===================

Supplemental information:
    Interest paid                                                                            $6,742,427            $7,141,976
                                                                                     ====================  ===================


The accompanying notes are an integral part of these consolidated financial statements.

                CLARION COMMERCIAL HOLDINGS, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1:  Organization and Basis of Presentation

The consolidated financial statements include the accounts of Clarion Commercial Holdings, Inc. ("Clarion") and its consolidated subsidiaries (together with Clarion, the "Company"). Clarion directly owns two subsidiaries, CCHI General, Inc. ("General Partner") and CLARCOMM Limited, Inc. ("Limited Partner"). General Partner and Limited Partner own 1% and 99% respectively of CLARCOMM Holdings, L.P. ("Operating Partnership"). All intercompany transactions and balances are eliminated in consolidation.

Clarion was incorporated in Maryland in February 1998 and commenced its operations on June 2, 1998. The Company is a specialty finance company organized to invest in commercial mortgage-backed securities (primarily subordinate securities), commercial mortgage loans, mezzanine investments, equity investments and other real estate related investments. The Company is organized and managed as a single business segment.

Note 2:  Significant Accounting Policies

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses for the period covered. Actual results could differ from those estimates and assumptions. Significant estimates in the financial statements include the valuation of the Company's investments in mortgage-backed securities and other investments.

A summary of the Company's significant accounting policies follows:

SECURITIES - TRADING

At the date of acquisition, the Company elected to designate its government securities and commercial mortgage-backed securities ("CMBS") as trading assets. Such securities are carried at their estimated fair value, with the net unrealized gains or losses included in earnings. For a description of the methodology used in determining fair value of the Company's CMBS investments, refer to Note 3. Interest income is recognized as it becomes receivable, and includes amortization of premiums and accretion of discounts, computed using the effective yield method, after considering estimated prepayments and credit losses. Actual credit loss and prepayment experience is reviewed periodically and effective yields adjusted if necessary.

SHORT SALES

The Company enters into contracts to sell securities that it does not own at the time of the sale, at a specified price at a specified time (short sales). The Company utilizes these contracts as a means of mitigating ("hedging") the potential financial statement impact of changes in the fair value of its portfolio of CMBS due to changes in interest rates. These contracts involve the sale of U.S. Treasury securities borrowed from a broker. The broker retains the proceeds from the sale until the Company replaces the borrowed securities. Risks in these contracts arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates; the Company does not anticipate nonperformance by any counterparty. If the market value of the securities involved in the short sale increases, the Company may be required to meet a "margin call". The Company accounts for its liability to return the borrowed securities under short sales contracts at their market values, with unrealized gains or losses recorded in earnings. Income earned on the proceeds on deposit with brokers is included in interest income from securities - trading and interest due under the short sales is included in interest expense.

COMMERCIAL MORTGAGE LOAN

The Company's investment in a commercial mortgage loan was carried at amortized cost until March 1999 when the loan was deemed "held for sale" and marked to the lower of cost or market. Interest income was recognized as it became receivable. Prior to the loan being deemed "held for sale", the Company periodically evaluated the collectibility of both interest and principal on the loan to determine whether such loan was impaired. A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. If a loan is determined to be impaired, a loss accrual is recorded through income, determined by discounting the expected future cash flows at the loan's effective interest rate or, for practical purposes, from the estimated fair value of the collateral. The loan was sold in 1999 (See Note 4).

OTHER INVESTMENTS

The Company's 10% interest in Clarion Capital, LLC (the "Manager") and the preferred interest in a limited partnership are accounted for at cost, with income from distributions recognized as distributions are declared. The Company periodically reviews these investments for other-than-temporary impairment. Any such impairment is recognized in income by reducing the investment to its estimated fair value.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income" defines comprehensive income as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. The Company had no items of other comprehensive income during 1999 or 1998, so its net income (loss) was the same as its comprehensive income (loss).

NEW ACCOUNTING PRONOUNCEMENT

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that the Company recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge of the exposure to changes in the fair value of a recognized asset or liability or a hedge exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative (e.g., through earnings or outside earnings, through comprehensive income) depends on the intended use of the derivative and the resulting designation.

The Company is required to implement SFAS 133 on January 1, 2001. Company management is evaluating the impact that this statement will have on its hedging strategies. Based on the company's current hedging strategies, management believes that implementation of SFAS 133 would have no impact on the Company's financial statements.

NET INCOME (LOSS) PER SHARE

Net income (loss) per share is computed in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", and is calculated on the basis of the weighted average number of common shares outstanding during the period plus the additional dilutive effect of common stock equivalents. The dilutive effect of outstanding stock options is calculated using the treasury stock method.

For the year ended December 31, 1999 and for the period June 2, 1998 (commencement of operations) to December 31, 1998, diluted net income (loss) per share were the same as basic net income (loss) per share, because all outstanding stock options were antidilutive.

DIVIDENDS

On January 15, 1999, the Company made a distribution of $0.15 per share to stockholders of record at the close of business on December 31, 1998. On April 15, 1999, the Company made a distribution of $0.20 per share to stockholders of record at the close of business on March 31, 1999. On July 15, 1999, the Company made a distribution of $0.20 per share to stockholders of record at the close of business on June 30, 1999. On October 15, 1999, the Company made a distribution of $0.20 per share to stockholders of record at the close of business on September 30, 1999. On January 18, 2000, the Company made a distribution of $0.20 per share to stockholders of record at the close of business on December 31, 1999. No portion of these distributions is expected to be either a return of capital or a capital gain for income tax purposes.

The Company distributed $0.59 per share during the period June 2, 1998 to December 31, 1998. These distributions were deemed to be a return of capital by the Company to its stockholders.

INCOME TAXES

The Company has elected to be taxed as a Real Estate Investment Trust ("REIT") and complies with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), with respect thereto. Accordingly, the Company will not be subjected to federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and stock ownership tests are met.

The Company has elected mark-to-market valuation treatment for its investment portfolio under Code Section 475. Under this election, the Company must treat all unrealized trading gains and losses as realized for income tax purposes as well as treating all trading transactions as operating gains and losses. In 1998, the operations of the Company resulted in a net operating loss of $48.1 million for income tax purposes. This net operating loss is included in the Company's calculation of "REIT taxable income", which significantly reduces the Company's dividend requirements for REIT distribution requirement purposes.

RECLASSIFICATIONS

Certain 1998 amounts have been reclassified to conform to the 1999 presentation.

Note 3:  Securities - Trading and Short Sales

The Company's securities - trading consist of CMBS with an estimated fair market value of $100,893,786 and $80,731,788 and an amortized cost of $116,159,193 and
$99,669,591 at December 31, 1999 and 1998, respectively, resulting in an unrealized loss of $15,265,407 and $18,937,803 at those dates, respectively. The

Company's CMBS are pledged as collateral for borrowings under repurchase agreements (See Note 8).

The aggregate estimated fair value by underlying credit rating of the Company's CMBS at December 31, 1999 and 1998 are as follows:

                               December 31, 1999                      December 31, 1998
                               -----------------                      -----------------
  Security Rating    Estimated Fair Value     % of Total     Estimated Fair Value    % of Total
--------------------------------------------------------------------------------------------------
AAA                          $24,993,295           24.8%        $              -           -
BBB                           37,538,397           37.2%                       -           -
BB                            17,547,932           17.4%              58,252,658          72.2%
B                             14,365,174           14.2%              15,695,359          19.4%
B-                             2,461,145            2.4%               2,819,988           3.5%
NR                             3,987,849            4.0%               3,963,783           4.9%
                    ------------------------------------------------------------------------------
                            $100,893,792          100.0%             $80,731,788         100.0%
                    ==============================================================================

As of December 31, 1999 and 1998, the mortgage loans underlying the CMBS interests held by the Company were secured by properties of the types and in the states identified below:

               DECEMBER 31, 1999
                 Property Type      Percentage (1)          State          Percentage (1)
               -------------------------------------------------------------------------------
                    Retail                32.5%               CA                 21.9%
                  Multifamily             22.3                NY                 13.5
                     Hotel                19.6                TX                 10.6
                    Office                18.8                NJ                  7.2
                  Industrial               3.7                MO                  5.8
                     Other                 3.1          All others (2)           41.0


                              December 31, 1998
                Property Type     Percentage (1)           State          Percentage (1)
               -----------------------------------------------------------------------------
                   Retail               25.7%               CA                 23.9%
                   Office               22.6                TX                 13.0
                 Multifamily            21.2                FL                  6.8
                    Hotel               18.7                NY                  6.0
                    Other               11.8          All others (2)           50.3

(1) Based on a percentage of the total unpaid principal balance of the underlying loans.
(2) No other state comprises more than 5% of the total.


The weighted average unpaid principal balance of loans underlying the CMBS investments of the Company that are more than 60 days delinquent is 0.09% and 0.44% of the unpaid principal balance of the collateral as December 31, 1999 and 1998, respectively.

The fair value of the Company's portfolio of CMBS is generally estimated by management based on market prices provided by certain dealers who make a market in these financial instruments. The market for the Company's CMBS periodically suffers from a lack of liquidity, accordingly, the fair values reported reflect estimates and may not necessarily be indicative of the amounts the Company could realize in a current market exchange.

At December 31, 1999 and 1998, the un-leveraged, un-hedged, weighted average yield to maturity of the Company's CMBS portfolio was 10.56% and 12.34%, respectively. If losses on loans underlying the Company's CMBS investments exceed the Company's original loss estimates, the Company may be required to reduce the projected yields it uses to estimate interest income. The Company currently believes that its loss estimates and yields are appropriate.

The yield to maturity on the Company's CMBS interests depends on, among other things, the rate and timing of principal payments, the pass-through rate and interest rate fluctuations. The subordinated CMBS interests owned by the Company provide credit support to the more senior interests of the related securitization. Cash flow from the mortgages underlying the CMBS interests generally is allocated first to the senior interests, with the most senior interest having a priority entitlement to cash flow. Remaining cash flow is allocated generally among the other CMBS interests in order of their relative seniority. To the extent that there are defaults and unrecoverable losses on the underlying mortgages, resulting in reduced cash flows, the most subordinate CMBS interest will bear this loss first. To the extent there are losses in excess of the most subordinated interest's stated entitlement to principal and interest, then the remaining CMBS interests will bear such losses in order of their relative subordination. There is, therefore no assurance that the yield to maturity discussed above will be achieved.

At December 31, 1999 and 1998, the Company had open contracts to sell U.S. Treasury securities with face amounts totaling $25.3 million and $39.8 million and a fair value of $24.5 million and $45.6 million, respectively. Although the Company generally does not settle these contracts at expiration, but instead rolls them over into new contracts, if the Company had settled its open contracts at December 31, 1999 and 1998, the counterparty would have been required to pay the Company $198,347 and $175,343, respectively.

The unrealized gain (loss) on these contracts at December 31, 1999 and 1998 was $2,867,415 and ($1,821,042), respectively, which is included in gain (loss) from securities-trading in the statement of operations. During the year ended December 31, 1999 and the period June 2, 1998 to December 31, 1998, the Company recorded realized gains (losses) of $2,532,581 and ($10,774,778) from settled contracts, respectively. The Company earned interest of $2,004,101 and $3,685,658 on short sale contracts and incurred interest expense of $2,689,491 and $4,188,171 on the short sales proceeds held by brokers for the year ended December 31, 1999 and for the period June 2, 1998 to December 31, 1998, respectively.

The composition of the portfolio of securities shown above should not be considered indicative of the composition of the portfolio that might be expected in the future.

Note 4:  Commercial Mortgage Loan

The commercial mortgage loan was deemed "held for sale" in March of 1999 and therefore the Company recorded a provision to adjust the loan to market value as of March 31, 1999 and again at June 30, 1999. The provisions reduced the carrying value of the loan by $1.0 million at March 31, 1999 and by an additional $0.6 million at June 30, 1999. Subsequently in 1999, the Company disposed of the loan for proceeds of $11.9 million, which was $0.6 million in excess of its carrying value at that time. The Company therefore realized a net loss of $1.0 million on the provisions and disposition in 1999. The investment was a first mortgage loan secured by The OMNI Hotel in Newport News, Virginia.

Note 5:  Common Stock

Clarion common stock was sold through several transactions as follows:

Clarion was initially capitalized with the sale of 750 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock") on February 18, 1998, for a total of $15,000. Clarion received commitments on March 11, 1998 for the purchase, in private placements, of 1,000,000 shares of Class A Common Stock at $20 per share for a total of $20,000,000. The sale of these shares was consummated at the time of the closing of Clarion's initial public offering on June 2, 1998 (the "IPO").

In the IPO, Clarion issued 4,000,000 shares of Class A Common Stock at a price of $20 per share and received proceeds of $76,025,000, net of underwriting discounts and commissions. Offering costs in connection with the IPO amounting to approximately $1,337,485 have been charged against the proceeds of the IPO. Concurrent with the IPO, Clarion issued 175,000 shares of Class B common stock, par value $0.001 per share (the "Class B Common Stock") in exchange for a 10% interest in the Manager and an option to purchase the remaining 90% interest (or all of the assets of) the Manager for 90% of fair market value. The option may be exercised between January 2, 2000 and March 31, 2001 only with the approval of the Independent Directors, as defined in the Company's prospectus.

On June 30, 1998, the Board of Directors of Clarion authorized a program to repurchase up to 400,000 shares of Class A Common Stock (the "Stock Repurchase Program"). Pursuant to the Stock Repurchase Program, purchases of Class A Common Stock have been and will be made at the sole discretion of management in the open market or in privately negotiated transactions until the earlier to occur of (i) the date on which the Company acquires, in the aggregate, 400,000 shares of Class A Common Stock, or (ii) June 30, 1999. On September 8, 1998, the Board of Directors authorized management to repurchase an additional 400,000 shares prior to September 30, 1999, at a price not to exceed $13.60. On November 17, 1999, the Board of Directors authorized management to repurchase an additional 400,000 shares and extended the program to September 30, 2000, at a price not to exceed $8.75. Through December 31, 1999, the Company acquired a total of 831,900 shares in the open market at a cost of $7,932,679.

Note 6:  Transactions with Affiliates

Clarion has entered into a Management Agreement (the "Management Agreement") with the Manager, under which the Manager manages the Company's day-to-day operations, subject to the direction and oversight of Clarion's Board of Directors. The Company pays the Manager an annual base management fee equal to 1% of the Company's average stockholders' equity.

The Company will also pay the Manager, as incentive compensation, an amount equal to 25% of the Adjusted Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized return on equity equal to 2.5% over the Ten-Year U.S. Treasury.

In accordance with the terms of the Management Agreement, the Company paid $575,928 and $495,596 in base management fees for the year ended December 31, 1999 and for the period June 2, 1998 (commencement of operations) to December 31, 1998, respectively. The Company has not accrued for, or paid, the Manager any incentive compensation since inception.

During 1998, the Company determined that its investment in the Manager was impaired and, accordingly, reduced the carrying amount of its investment in the Manager to its estimated fair value, $1,000,000. During 1999, the Company further reduced the carrying amount of its investment to $250,000.

Note 7:  Stock Incentive Plan

Clarion has adopted a stock incentive plan (the "1998 Stock Incentive Plan") that provides for the grant of both non-qualified stock options, incentive stock options that meet the requirements of Section 422 of the Code, stock awards, deferred stock awards, dividend equivalents or other awards. Stock incentive awards may be granted to the directors, officers, consultants and key employees of Clarion, the Manager or affiliates of the Manager. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Incentive Plan authorizes the grant of awards in the aggregate of up to 590,900 shares of Class A Common Stock.

The exercise price for any stock option granted under the 1998 Stock Incentive Plan may not be less than 100% of the fair market value of the shares of Class A Common Stock at the time the option is granted. Each option must terminate no more than ten years from the date it is granted.

On June 2, 1998, pursuant to the 1998 Stock Incentive Plan, options to purchase 350,000 shares of Class A Common Stock were granted. 178,250 options were granted to certain officers and directors of the Company, and 171,750 options were granted to certain officers and employees of the Manager and its affiliates who are not officers and directors of the Company. The exercise price of these options is $20 per share. The remaining contractual life of each option is approximately nine years as of December 31, 1999. One third of the options vested on June 30, 1998, one third on June 30, 1999. The remaining options vest on June 30, 2000. No options were exercised or expired during 1999 and 1998.

The Company considers its officers and directors to be employees for the purpose of stock option accounting. The Company adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" for stock issued to employees. Accordingly, no compensation cost for the estimated fair value of the 178,250 options ($0.75 per option grant, or a total of $133,210) issued to employees under the 1998 Stock Incentive Plan has been recorded, consistent with the provisions of SFAS No. 123. For the Company's pro forma net earnings, the compensation cost will be amortized over the vesting period of the options. The Company's 1999 and 1998 net income (loss) per share would have been changed to the pro forma amounts indicated below:

-----------------------------------------------------------------------------------------------------------
                                       December 31, 1999                      December 31, 1998
                             ------------------------------------------------------------------------------
                                 As reported         Pro forma          As reported         Pro forma
-----------------------------------------------------------------------------------------------------------
 Net income (loss)              $    6,032,672     $    5,999,370      $  (48,723,960)    $  (48,801,666)
 Income(loss) per share         $         1.33     $         1.33      $        (9.93)    $        (9.95)
-----------------------------------------------------------------------------------------------------------

For the 171,750 options issued to non-employees under the 1998 Stock Option Plan, compensation cost is accrued based on the estimated fair value of the options issued, and amortized over the vesting period. Because vesting of the options is contingent upon the recipient continuing to provide services to the Company to the vesting date, the Company estimates the fair value of the non-employee options at each period end up to the vesting date, and adjusts expensed amounts accordingly. The 57,250 options that vested on June 30, 1998 had an estimated fair value at that date of $0.10 per option grant, or a total of $5,725. The remaining 114,500 non-employee options, which vest in 1999 and 2000, were deemed to have nominal value as of December 31, 1999 and 1998.

The fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998: dividend yield of 12% at June 2, 1998 and 15.6% at June 30, 1998, expected volatility of 25%, risk-free interest rate of 5.79% at June 2, 1998 and 5.63% at June 30, 1998, and expected lives of ten years.

During the year ended December 31, 1999, the Company issued 4,530 shares of Class A Common Stock, with a value of $42,500, to the three independent members of the Board of Directors as partial compensation for their services. These shares were issued out of treasury stock at a cost that approximated their fair value at the time of issuance. This cost is based on the average cost of the treasury stock repurchased by the Company through December 31, 1999.

On January 2, 2000, 919 shares of Class A Common Stock, with a value of $7,500, were issued to the three independent members of the Board of Directors as partial compensation for their services during 1999. In addition, on January 2, 2000, 3,250 shares of Class A Common Stock, with a value of $25,188, were issued to certain officers of the Company and 4,750 shares of Class A Common Stock, with a value of $36,812 were issued to certain officers and employees of the Manager who are not officers and directors of the Company for their services during 1999. The accrual of the fair value of the shares issued in 2000 is reflected in other liabilities at December 31, 1999.

Note 8:  Repurchase Agreements

The Company has entered into repurchase agreements with Bear Stearns to finance a portion of its investments. As of December 31, 1999 and 1998, the Company had entered into repurchase agreements in the amounts of $64,691,000 and $58,924,000, respectively. The weighted average maturity of the agreements as of December 31, 1999 and 1998, were 19.4 days and 12.2 days, respectively, with no agreement having a maturity greater than 28 days and 14 days, respectively. The weighted average interest rate of the agreements as of December 31, 1999 and 1998, was 6.98% and 6.44%, respectively and is a variable rate based on one-month LIBOR plus a weighted average spread of 0.60% and 0.89%, respectively. At the maturity of each repurchase agreement, the agreement is reset to reflect any changes in the 30-day LIBOR rate. The repurchase agreements are collateralized by the Company's portfolio of CMBS investments.

Note 9:  Fair Value of Financial Instruments

As discussed above, the Company's portfolio of CMBS securities and its liabilities under short sales contracts are carried at estimated fair value. Company management believes that the fair value of its government securities, deposits with brokers as collateral for securities sold short, commercial mortgage loan in 1998, cash and cash equivalents, and repurchase agreements approximates their carrying values, due to the short-term nature of the instruments or the fact that their terms approximate current market terms.

Note 10: Summarized Quarterly Results (Unaudited)

The following is a summarized presentation of quarterly results of operations:

                                       For the
                                       period
                                    June 2, 1998
                                    (commencement
                                         of         For The       For The      For The       For The      For The       For The
                                     operations)Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended
                                         to       September 30, December 31,   March 31,     June 30,   September 30, December 31,
                                    June 30, 1998     1998          1998          1999         1999         1999          1999
                                    -----------------------------------------------------------------------------------------------
Income:
    Interest income from securities
    - trading (1)                      $1,634,769    $7,358,168    $3,587,652   $2,715,042    $2,978,661   $2,855,674    $2,268,460
    Income from commercial mortgage
    loan                                   72,790       231,599       256,063      235,240       236,810      230,649             0
    Income from other investments          30,858       150,776       135,269      133,683       134,937      136,185       136,007
    Interest income from cash and
    cash equivalents                       14,454        16,372        11,695       13,374        14,701       28,961         7,147
                                    -----------------------------------------------------------------------------------------------

Total income                            1,752,871     7,756,915     3,990,679    3,097,339     3,365,109    3,251,469     2,411,614
                                    -----------------------------------------------------------------------------------------------

Expenses:
    Interest (1)                          820,724     5,544,220     2,206,478    1,588,128     1,818,148    1,700,119       939,887
    Management fee                         79,360       241,326       174,910      144,892       150,570      144,329       136,137
    Other expenses                         20,295     1,001,661       165,859      177,943       216,344      139,939       231,585
                                    -----------------------------------------------------------------------------------------------

Total expenses                            920,379     6,787,207     2,547,247    1,910,963     2,185,062    1,984,387     1,307,609
                                    -----------------------------------------------------------------------------------------------

Other operating gains and losses:
    Gain (loss) from securities-
    trading (1)                           (75,795)  (49,140,545)     (253,252)   1,519,984     1,306,807      210,004       (38,967)
    Gain (loss) from commercial
    loan (2)                                    0             0             0     (925,000)     (575,633)     549,467        (1,500)
    Loss on other investments (3)               0             0    (2,500,000)           0             0            0      (750,000)
                                    -----------------------------------------------------------------------------------------------

Total other operating gains
    (losses)                              (75,795)  (49,140,545)   (2,753,252)     594,984       731,174      759,471      (790,467)
                                    -----------------------------------------------------------------------------------------------

Net income (loss)                        $756,697  ($48,170,837)  ($1,309,820)  $1,781,360    $1,911,221   $2,026,553      $313,538
                                    ===============================================================================================


Net income (loss) per share:
    Basic                                   $0.15        ($9.80)       ($0.27)       $0.39         $0.42        $0.45         $0.07
                                    ===============================================================================================

    Diluted                                 $0.15        ($9.80)       ($0.27)       $0.39         $0.42        $0.45         $0.07
                                    ===============================================================================================

    Weighted average shares
    Basic                               5,172,109     4,916,584     4,808,751    4,620,069     4,548,694    4,497,649     4,438,720
                                    ===============================================================================================

    Diluted                             5,172,109     4,916,584     4,808,751    4,620,069     4,548,694    4,497,649     4,438,720
                                    ===============================================================================================

(1) Results for the quarter ended September 30, 1998 reflect unrealized losses on the CMBS portfolio due to declines in market values during the period. A substantial portion of the CMBS portfolio was sold in the fourth quarter of 1998, resulting in decreases in interest income and interest expense from the related financing.
(2) The commercial mortgage loan was deemed to be held for sale in the first quarter of 1999, and its carrying value reduced to estimated fair value. An additional reduction was recorded in the second quarter of 1999. The loan was sold in the third quarter of 1999 for an amount in excess of its then carrying value.
(3) The Company wrote down its investment in the Manager to its estimated fair value in the quarter ended December 31, 1998. An additional write-down was recorded in the fourth quarter of 1999.

                                    CLARION COMMERCIAL HOLDINGS, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                        (UNAUDITED)


                                                                                       September 30,        December 31,
                                                                                           2000                1999
                                                                                    ----------------------------------------
Assets:
    Cash and cash equivalents                                                       $           618,484 $         1,143,182
    Securities - trading, at fair value                                                      66,829,578         100,893,785
    Other investments                                                                         3,936,645           4,106,250
    Deposits with brokers as collateral for securities sold short                            35,662,114          25,191,059
    Accrued interest receivable and other assets                                              1,004,115             735,775
                                                                                    ----------------------------------------

    Total assets                                                                    $       108,050,936 $       132,070,051
                                                                                    ========================================

Liabilities:
    Repurchase agreements                                                           $        32,392,000 $        64,691,000
    Government securities sold short                                                         35,133,983          24,518,159
    Dividends payable                                                                           812,631             839,356
    Treasury stock payable                                                                            -             184,123
    Other liabilities                                                                         1,377,949           1,242,614
                                                                                    ----------------------------------------

    Total liabilities                                                                        69,716,563          91,475,252
                                                                                    ----------------------------------------

Stockholders' Equity:
    Preferred Stock, par value $.01 per share, 25,000,000 shares
     authorized; no shares issued                                                                     -                   -
    Class A Common Stock, par value $.001 per share, 74,000,000 shares authorized; 4,063,155 and 4,173,380 shares issued and outstanding
     on September 30, 2000 and December 31, 1999, respectively                                    4,063               4,173
    Class B Common Stock, par value $.001 per share, 1,000,000 shares authorized; 175,000 shares issued and outstanding on December 31, 1999;
     converted to Class A shares January 1, 2000                                                      -                 175
    Additional paid-in capital                                                               88,070,617          90,307,988
    Net loss and distributions                                                              (49,740,307)        (49,717,537)
                                                                                    ----------------------------------------

Total stockholders' equity                                                                   38,334,373          40,594,799
                                                                                    ----------------------------------------

      Total liabilities and stockholders' equity                                    $       108,050,936 $       132,070,051
                                                                                    ========================================

The accompanying notes are an integral part of these consolidated financial statements.

                                             CLARION COMMERCIAL HOLDINGS, INC. AND SUBSIDIARIES
                                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                (UNAUDITED)

                                                              FOR THE THREE MONTHS ENDED            FOR THE NINE MONTHS ENDED
                                                           September 30,       September 30,     September 30,     September 30,
                                                               2000                1999              2000              1999
                                                       ---------------------------------------------------------------------------
 Income:
     Interest income from securities - trading         $     2,513,841      $     2,855,674    $     7,661,111   $     8,549,377
     Interest income from commercial mortgage loan                   -              230,649                  -           702,699
     Income from other investments                             130,470              136,185            355,771           404,805
     Interest income from cash and cash equivalents             21,490               28,960            100,769            57,035
                                                       ---------------------------------------------------------------------------

        Total income                                         2,665,801            3,251,468          8,117,651         9,713,916
                                                       ---------------------------------------------------------------------------

 Expenses:
     Interest                                                1,089,642            1,700,119          3,449,290         5,106,395
     Management fee                                            134,772              144,329            391,253           439,791
     Other expenses                                            221,319              139,939            777,602           534,226
                                                       ---------------------------------------------------------------------------

        Total expenses                                       1,445,733            1,984,387          4,618,145         6,080,412
                                                       ---------------------------------------------------------------------------

 Other operating gains and losses:
     Gain/(loss)  from securities-trading                     (689,543)             210,004         (1,085,045)        3,036,795
     Provision to adjust commercial mortgage loan to
     market value                                                    -                    -                  -        (1,500,633)
     Realized gain on sale of commercial mortgage loan               -              549,467                  -           549,467
                                                       ---------------------------------------------------------------------------

        Total other operating gains (losses)                  (689,543)             759,471         (1,085,045)        2,085,629
                                                       ---------------------------------------------------------------------------

 Net Income                                            $       530,525      $     2,026,552    $     2,414,461   $     5,719,133
                                                       ===========================================================================


 Net Income per share:
     Basic                                             $         0.13       $         0.45     $         0.58    $         1.26
                                                       ===========================================================================

     Diluted                                           $         0.13       $         0.45     $         0.58    $         1.26
                                                       ===========================================================================

 Weighted average shares:
     Basic                                                   4,063,142            4,497,649          4,165,137         4,547,397
                                                       ===========================================================================

     Diluted                                                 4,063,142            4,497,649          4,165,137         4,547,397
                                                       ===========================================================================

The accompanying notes are an integral part of these consolidated financial statements.

               CLARION COMMERCIAL HOLDINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                                   Common Stock               Additional        Net Income
                                                                                Paid-in            and
                                             Class A          Class B           Capital        Distributions        Total
                                        ----------------------------------------------------------------------------------------
 Balance at January 1, 2000               $        4,173    $          175   $   90,307,988    $  (49,717,537)   $   40,594,799

 Common stock conversion                             175              (175)               -                 -                 -

 Class A common stock dividend
 declared                                              -                 -                -        (2,437,231)       (2,437,231)

 Net income                                            -                 -                -         2,414,461         2,414,461

 Common stock repurchase                            (296)                -       (2,321,860)                -        (2,322,156)

 Issuance of common stock                             11                 -           84,489                 -            84,500
                                        ----------------------------------------------------------------------------------------

 Balance at September 30, 2000            $        4,063    $            -   $   88,070,617    $  (49,740,307)   $   38,334,373
                                        ========================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                    CLARION COMMERCIAL HOLDINGS, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 FOR THE NINE MONTHS ENDED
                                                        (UNAUDITED)

                                                                                          September 30,     September 30,
                                                                                              2000              1999
                                                                                       -------------------------------------
Cash flows from operating activities:
       Net income                                                                        $    2,414,461     $    5,719,133
Adjustments to reconcile net income to net cash used by
    Operating activities:
       Accretion and amortization, net                                                         (459,025)          (425,838)
       Issuance of shares - fees and compensation                                                84,500                  -
       Net decrease in unrealized loss on securities-trading                                   (402,386)        (4,399,818)
       Change in unrealized (gain) loss on government securities sold short                   2,131,021         (2,944,597)
       Provision to adjust commercial mortgage loan to market value                                   -          1,500,633
       Gain on sale of commercial mortgage loan                                                       -           (549,467)
       Decrease (increase) in accrued interest receivable & other assets                       (268,340)         1,491,851
       (Decrease) increase in other liabilities                                                 135,335         (1,901,024)
       Purchase of securities-trading                                                       (50,993,555)       (18,597,001)
       Sale and principal payments of securities-trading                                     86,040,442         35,033,224
       Decrease (increase) in deposits with broker as collateral for securities sold        (10,471,055)        22,850,590
       short
       (Decrease) increase in government securities sold short                                8,484,803        (18,830,263)
                                                                                       -------------------------------------
Net cash provided in operating activities                                                    36,696,201         18,947,423
                                                                                       -------------------------------------

Cash flows from investing activities:
       Principal payments received on mezzanine investment                                       48,333                  -
       Principal payments received on commercial mortgage loan                                        -            152,282
       Proceeds from sale of commercial mortgage loan receivable                                      -         11,845,776
                                                                                       -------------------------------------
Net cash provided by investing activities                                                        48,333         11,998,058
                                                                                       -------------------------------------

Cash flows from financing activities:
       Repayments under reverse repurchase agreements, net                                  (32,299,000)       (26,720,000)
       Dividends paid                                                                        (2,463,956)        (2,607,652)
       Repurchases of common stock                                                           (2,506,276)        (1,018,815)
                                                                                       -------------------------------------
Net cash used by financing activities                                                       (37,269,232)       (30,346,467)
                                                                                       -------------------------------------

Net increase (decrease)  in cash and cash equivalents                                          (524,698)           599,014
       Cash and cash equivalents at beginning of period                                       1,143,182            565,684
                                                                                       -------------------------------------
       Cash and cash equivalents at end of period                                        $      618,484     $    1,164,698
                                                                                       =====================================

Supplemental information:
       Interest paid                                                                     $    3,447,416     $    6,100,706
                                                                                       =====================================

The accompanying notes are an integral part of these consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1            ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in conformity with the instructions to Form 10-Q and Article 10, Rule 10-01 of Regulation S-X for interim financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the annual financial statements and notes thereto included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission. The consolidated financial statements include the accounts of Clarion Commercial Holdings, Inc. ("Clarion") and its consolidated subsidiaries (together with Clarion, the "Company"). All intercompany transactions and balances are eliminated in consolidation.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal and recurring accruals, necessary for a fair presentation of the consolidated financial condition of the Company at September 30, 2000 and December 31, 1999 and the results of its operations and its cash flows for the three months and nine months ended September 30, 2000 and 1999. Operating results for the period ended September 30, 2000 are not necessarily indicative of the results that may be expected for any other interim periods or the year ending December 31, 2000.

Clarion was incorporated in Maryland in February 1998 and commenced its operations on June 2, 1998. The Company is a specialty finance company organized to invest in commercial mortgage-backed securities (primarily subordinate securities), commercial mortgage loans, mezzanine investments, equity investments and other real estate related investments.

On October 12, 2000, the Company's Board of Directors unanimously voted to recommend a plan of liquidation and dissolution to its stockholders. After reviewing the Company's strategic alternatives, the Board concluded that the liquidation of the Company was the best available alternative for maximizing stockholder value and, accordingly, was in the best interests of the Company and its stockholders. The Company plans to submit a plan of liquidation and dissolution to its stockholders for consideration at a stockholders' meeting that is expected to be held in the first quarter of 2001. Monroe Investment Corp., the holder of approximately 43% of the Company's outstanding common stock, has advised the Company that it supports the implementation of a plan of liquidation. Management cannot determine at this time, whether the plan of liquidation will be adopted and, if it is adopted, the timing or amount of any liquidating distributions to the Company's stockholders.

NOTE 2            SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared using the historical cost (going concern) basis of accounting. As discussed above, the Company's Board of Directors has recommended a plan of liquidation; such plan is subject to the approval of the Company's stockholders. If the plan of liquidation is approved, the Company will adopt the liquidation basis of accounting, under which assets are recorded at estimated net realizable value and liabilities at their estimated settlement value. Management cannot determine at this time, and therefore has not estimated, the effect the liquidation basis of accounting, if adopted, would have on the carrying amount of the Company's assets and liabilities.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statements of financial condition and revenues and expenses for the periods covered. Actual results could differ from those estimates and assumptions.

A summary of the Company's significant accounting policies follows:

SECURITIES - TRADING

At the date of acquisition, the Company elected to designate its government securities and commercial mortgage-backed securities ("CMBS") as trading assets. Such securities are carried at their estimated fair value, with the net unrealized gains or losses included in earnings. For a description of the methodology used in determining fair value of the Company's CMBS investments, refer to Note 3. Interest income is recognized as it becomes receivable, and includes amortization of premiums and accretion of discounts, computed using the effective yield method, after considering estimated prepayments and credit losses. Actual credit loss and prepayment experience are reviewed periodically and effective yields adjusted if necessary.

SHORT SALES

The Company enters into contracts to sell securities that it does not own at the time of the sale, at a specified price at a specified time (short sales). The Company utilizes these contracts as a means of mitigating ("hedging") the potential financial statement impact of changes in the fair value of its portfolio of CMBS due to changes in interest rates. These contracts involve the sale of U.S. Treasury securities borrowed from a broker. The broker retains the proceeds from the sale until the Company replaces the borrowed securities. Risks in these contracts arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates. If the market value of the securities involved in the short sale increases, the Company may be required to meet a "margin call". The Company accounts for its liability to return the borrowed securities under short sales contracts at their market values, with unrealized gains or losses recorded in earnings. Income earned on the proceeds on deposit with brokers is included in interest income from securities-trading, and interest due under the short sales is included in interest expense.

COMMERCIAL MORTGAGE LOAN

In September 1999, the Company sold its investment in the commercial mortgage loan for cash of $11,845,776. The Company recorded a reserve for loan impairment in the amount of $1,500,633 at June 30, 1999 based on its estimated valuation of $11,346,168, at that time. The Company adjusted that value by recording principal and market premium amortization of $49,858 prior to sale. Therefore, the Company recognized a gain on sale of $549,466 for the three months ended September 30, 1999.

OTHER INVESTMENTS

The Company's 10% interest in Clarion Capital, LLC (the "Manager") and the preferred interest in a limited partnership are accounted for on a cost basis, with income from distributions recognized as distributions are declared. The Company periodically reviews these investments for other-than-temporary impairment. Any such impairment would be recognized in income by reducing the investment to its estimated fair value.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income" defines comprehensive income as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. The Company had no items of other comprehensive income during any of the periods presented, so its comprehensive income was the same as its net income.

NEW ACCOUNTING PRONOUNCEMENT

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that the Company recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge of the exposure to changes in the fair value of a recognized asset or liability or a hedge exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative (e.g., through earnings or through comprehensive income) depends on the intended use of the derivative and the resulting designation.

The Company is required to implement SFAS 133, as amended by SFAS 137 and SFAS 138, on January 1, 2001. Based on the Company's current hedging strategies, management believes that implementation of SFAS 133 will have no impact on the Company's financial statements.

NET INCOME PER SHARE

Net income per share is computed in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", and is calculated on the basis of the weighted average number of common shares outstanding during the period plus the additional dilutive effect of common stock equivalents. The dilutive effect of outstanding stock options is calculated using the treasury stock method.

For the three months and nine months ending September 30, 2000 and 1999, diluted net income per share was the same as basic net income per share, because all outstanding stock options were antidilutive.

DISTRIBUTIONS

On October 16, 2000, the Company made a distribution of $0.20 per share to stockholders of record at the close of business on September 30, 2000. The character of the distribution to the stockholders for income tax purposes has not been determined at this time.

INCOME TAXES

The Company has elected to be taxed as a Real Estate Investment Trust ("REIT") and has complied with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), with respect thereto. Accordingly, the Company is not subject to federal income tax to the extent of its distributions to stockholders as long as certain asset, income and stock ownership tests are met.

The Company has elected mark-to-market valuation treatment for its investment portfolio under Internal Revenue Code Section 475. Under this election the Company must treat all unrealized trading gains and losses as realized for income tax purposes as well as treating all trading transactions as operating gains and losses.

NOTE 3            SECURITIES - TRADING AND SHORT SALES

The Company's securities-trading consist of CMBS with an estimated fair value of $66,829,578 and an amortized cost of $81,692,600 at September 30, 2000, resulting in an unrealized loss of $14,863,022 at that date. At December 31, 1999, the Company's securities-trading consisted of CMBS with an estimated fair value of $100,893,785 and an amortized cost of $116,159,192, resulting in an unrealized loss of $15,265,407 at that date.

The aggregate estimated fair values by underlying credit rating of the Company's CMBS at September 30, 2000 and December 31, 1999 are as follows:

                              September 30, 2000                                  December 31, 1999
        Security Rating      Estimated Fair Value          % of Total           Estimated Fair Value           % of Total
     ----------------------------------------------------------------------------------------------------------------------------
     AAA                    $            5,998,710                     9.0%    $           24,993,288                      24.8%
     BBB                                15,992,783                    23.9%                37,538,397                      37.2%
     BB                                 23,499,105                    35.2%                17,547,932                      17.4%
     B                                  17,398,964                    26.0%                16,826,319                      16.7%
     NR                                  3,940,016                     5.9%                 3,987,849                       3.9%
                           ------------------------------------------------------------------------------------------------------
                            $           66,829,578                   100.0%    $          100,893,785                     100.0%
                           ======================================================================================================

*All plus and minus ratings are included in each category.

As of September 30, 2000, the mortgage loans underlying the CMBS interests held by the Company were secured by properties of the types and in the states identified below:

                Property Type          Percentage (1)          State               Percentage (1)
                ---------------------- -----------------       ------------------- -----------------
                Retail                        47.7%            CA                         29.2%
                Office                        17.6             MO                          8.9
                Hotel                         13.2             NY                          8.1
                Multifamily                   11.7             TX                          6.9
                Other                          9.8             All others (2)             46.9

(1) Based on a percentage of the total unpaid principal balance of the underlying loans.
(2) No other state comprises more than 5% of the total.

As of September 30, 2000, the weighted average unpaid principal balance of loans that are (1) underlying the CMBS investments of the Company and (2) more than 60 days delinquent is 0.11% of the unpaid principal balance of the total collateral as of that date.

The fair value of the Company's portfolio of CMBS is generally estimated by management based on market prices provided by third party market participants. The fair values reported reflect estimates and may not necessarily be indicative of the amounts the Company could realize in a current market level exchange.

At September 30, 2000, the un-leveraged, un-hedged, weighted average yield to maturity (excluding default and prepayment estimates) of the Company's CMBS portfolio was 12.76%.

The yield to maturity on the Company's CMBS interests depends on, among other things, the amount and timing of principal payments, the pass-through rate and interest rate fluctuations. The subordinated CMBS interests owned by the Company provide credit support to the more senior interests of the related commercial securitization. Cash flow from the mortgages underlying the CMBS interests generally is allocated first to the senior interests, with the most senior interest having a priority entitlement to cash flow. Remaining cash flow is allocated generally among the other CMBS interests in order of their relative seniority. To the extent that there are defaults and unrecoverable losses on the underlying mortgages, resulting in reduced cash flows, the most subordinate CMBS interest will bear this loss first. To the extent there are losses in excess of the most subordinated interest's stated entitlement to principal and interest, then the remaining CMBS interests will bear such losses in order of their relative subordination. The Company typically invests in the most subordinate securities. There is, therefore no assurance that the yield to maturity discussed above will be achieved.

At September 30, 2000, the Company had open contracts to sell U.S. Treasury securities with face amounts totaling $36,294,000 and a fair value of $35,133,983. Although the Company generally does not settle these contracts at expiration, but instead rolls them over into new contracts, if the Company had settled its open contracts at September 30, 2000, the counterparty would have been required to pay the Company $30,660.

The unrealized loss on these contracts for the three months and nine months ending September 30, 2000 was $906,756 and $2,131,021, respectively, which is included in gain (loss) from securities-trading in the consolidated statement of operations. The unrealized gain (loss) on these contracts for the three months and nine months ended September 30, 1999 was ($845,448) and $2,944,597, respectively, which is included in gain (loss) from securities-trading in the consolidated statement of operations. The realized loss on these contracts for the three months and nine months ended September 30, 2000 was $293,231 and $668,731, respectively, which is included in gain (loss) from securities-trading in the consolidated statement of operations. The realized gains on these contracts for the three months and nine months ended September 30, 1999 was $1,766,946, which is included in realized gain (loss) from securities-trading in the consolidated statement of operations.

The Company earned $523,041 and $1,238,832 on short sale proceeds held by brokers and incurred interest of $472,885 and $1,186,723 on the short sales contracts for the three months and nine months ending September 30, 2000, respectively. The Company earned $575,794 and $1,747,764 on short sale proceeds held by brokers and incurred interest of $769,938 and $2,384,192 on the short sales contracts for the three months and nine months ending September 30, 1999, respectively.

NOTE 4   COMMON STOCK

On June 30, 1998, the Company's Board of Directors authorized a program to repurchase up to 400,000 shares of Class A Common Stock (the "Stock Repurchase Program"). Pursuant to the Stock Repurchase Program, purchases of Class A Common Stock have been and will be made at the sole discretion of management in the open market or in privately negotiated transactions until the earlier to occur of (i) the date on which the Company acquires, in the aggregate, 400,000 shares of Class A Common Stock, or (ii) June 30, 1999. On September 8, 1998, the Board of Directors authorized management to repurchase an additional 400,000 shares prior to September 30, 1999, at a price not to exceed $13.60. On November 17, 1999, the Board of Directors authorized management to repurchase an additional 400,000 shares and extended the program to September 30, 2000, at a price not to exceed $8.75. Through September 30, 2000, the Company had repurchased a total of 1,128,200 shares in the open market at a cost of $10,254,825. The Company has not repurchased any shares since January 7, 2000. In accordance with Maryland law, all repurchased shares of common stock are retired.

During the nine months ended September 30, 2000 the independent members of the Board of Directors received 3,075 shares of Class A Common Stock as compensation for their service to the Company.

NOTE 5            TRANSACTIONS WITH AFFILIATES

Clarion has entered into a Management Agreement (the "Management Agreement") with the Manager, under which the Manager manages the Company's day-to-day operations, subject to the direction and oversight of Clarion's Board of Directors. The Company pays the Manager a base management fee, payable monthly, at an annual rate of 1.0% of the Company's average stockholders' equity, excluding any mark to market adjustments to the Company's assets.

The Company also pays the Manager, as incentive compensation, an amount equal to 25% of the Adjusted Net Income of Clarion, before incentive compensation, in excess of the amount that would produce an annualized return on equity equal to 2.5% over the Ten-Year U.S. Treasury.

In accordance with the terms of the Management Agreement, the Company incurred $134,772 and $391,253 in base management fee expense for the three months and nine months ended September 30, 2000, respectively. The Company paid $144,329 and $439,791 in base management fees for the three months and nine months ended September 30, 1999, respectively. The Company has not accrued for, or paid, the Manager any incentive compensation since inception.

NOTE 6            REPURCHASE AGREEMENTS

The Company has entered into repurchase agreements with Bear Stearns to finance a portion of its investments. As of September 30, 2000 and December 31,1999, the Company had entered into repurchase agreements in the amount of $32,392,000 and $64,691,000, respectively. All of the repurchase agreements outstanding at

September 30, 2000 mature in 30 days, and the weighted average interest rate was 7.32%, based on one-month LIBOR plus a weighted average spread of 0.70%. The weighted average maturity of the agreements as of December 31, 1999 was 19.4 days, with no agreement having a maturity greater than 30 days, and the weighted average interest rate was 6.98%, based on one-month LIBOR plus a weighted average spread of 0.60%. The repurchase agreements are collateralized by the Company's portfolio of CMBS investments.

                                                                         ANNEX A

                        CLARION COMMERCIAL HOLDINGS, INC.

                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION


                  Clarion Commercial Holdings, Inc., a Maryland corporation (the "Company"), shall proceed to a complete liquidation and dissolution of the Company according to the procedures set forth in this Plan of Complete Liquidation and Dissolution (the "Plan") and in conformity with the provisions of the Company's Articles of Amendment and Restatement, dated April 28, 1998 (the "Charter").

                  WHEREAS, the Company's Board of Directors has deemed advisable and in the best interests of the Company and its stockholders to liquidate and dissolve the Company; and

                  WHEREAS, the Board of Directors on March 6, 2001, considered and adopted this Plan as the method of liquidating and dissolving the Company and has directed that this Plan be submitted to stockholders of the Company for approval at a special meeting of stockholders and has authorized the distribution of a proxy statement in connection with the solicitation of proxies for such meeting.

                  NOW, THEREFORE, upon stockholder approval of the Plan, the Company shall voluntarily liquidate and dissolve in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code") and in the manner hereinafter set forth:

                  1. Effective Date of Plan. The Plan shall become effective upon approval of the Plan by an affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company's common stock, $0.001 par value (the "Common Stock"). The date of the stockholders' approval is hereinafter referred to as the "Effective Date."

                  2. Liquidation of Assets; Cessation of Business. After the Effective Date, the Company shall be voluntarily liquidated and dissolved in accordance with the Plan. Pursuant to the Plan, the Board of Directors of the Company shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of any and/or all of the assets of the Company in one or more transactions, without further approval of the stockholders. The Company shall not engage in any business activities except for the purpose of paying, satisfying and discharging any existing debts and obligations hedging the assets of the Company in a manner that is consistent with past practices, collecting and distributing its assets and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

                  3. Liquidating Distributions. After provision for all debts and other reserves as may be deemed necessary or appropriate by the Board of Directors of the Company, the appropriate officers of the Company shall distribute, by means of three or more distributions (one or more of which distributions may be in the form of beneficial interests in a trust holding Company assets), all of the assets of the Company to the stockholders. Subject to the terms of the Charter and in connection therewith such officers shall execute all checks, instruments, notices and any and all other documents necessary to effectuate such distribution. The receipt by stockholders of the final proceeds of the liquidation shall be made in accordance with the time frames imposed by the Maryland law.

                  4. Cancellation of Shares. Subject to Section 6 below and the Charter, the by-laws of the Company, as amended, and the laws of the State of Maryland, as amended, the distributions contemplated by
         Section 3 above shall be in complete liquidation of the Company and in cancellation of all shares of Common Stock issued and outstanding, and all certificates representing such issued and outstanding shares of Common Stock shall thereupon be canceled. The Board of Directors shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the shares of Common Stock (or certificates representing interests in the Liquidating Trust as provided in Section 6 hereof) outstanding.

                  5. REIT Status. In the course of the liquidation, the Board of Directors of the Company, acting in its discretion, shall have the authority to terminate the Company's status as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986, as amended.

                  6. Liquidating Trust. The Board of Directors of the Company is hereby authorized, in its discretion, to choose to maintain the corporate existence of the Company for the purposes of winding up the affairs contemplated herein, or to establish a liquidating trust (the "Liquidating Trust") for the benefit of the stockholders of the Company to hold and sell assets and distribute the remaining proceeds. In the event that it should not be feasible, in the opinion of the Board of Directors of the Company, for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final liquidation distribution is made pursuant to Section 4 hereof, or, if earlier, the latest applicable date to avoid payment by the Company of federal income taxes, or the Board of Directors of the Company shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to stockholders or otherwise, the Company shall transfer and assign, at such time as is determined by the Board of Directors of the Company, to the Liquidating Trust as designated by the Board of Directors of the Company sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate. Upon such transfer and assignment, certificates for shares of Common Stock will be deemed to represent certificates for identical interests in the Liquidating Trust. The Liquidating Trust shall be constituted pursuant to a Liquidating Trust Agreement in such form as the Board of Directors of the Company may approve and its initial trustees shall be appointed by the Board of Directors of the Company, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to the stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Company to the stockholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Company. From and after the date of the Company's transfer of cash and property to the Liquidating Trust, the Company shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter be held by the Liquidating Trust solely for the benefit of an ultimate distribution to the stockholders, subject to any unsatisfied debts, liabilities and expenses. Adoption of the Plan will constitute the approval by the stockholders of the Liquidating Trust Agreement and the appointment of trustees.

                  7. Dissolution. The Board of Directors of the Company shall have the authority to determine when it is in the best interests of the Company to file the Articles of Dissolution with the Maryland State Department of Assessments and Taxation and formally dissolve the Company in accordance with the laws of the State of Maryland. On the date designated as the filing date, the appropriate officers of the Company shall execute and cause to be filed with the Maryland State

         Department of Assessments and Taxation, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company.

                  8. Authority of Officers. The appropriate officers of the Company shall take such actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or such other form as may be conveniently distributed to the stockholders.

                  9. Authority of the Board of Directors. The Board of Directors of the Company, or the trustees of the Liquidating Trust, and such officers of the Company as the Board of Directors of the Company may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including, without limitation, (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in such medium as the Board of Directors of the Company may deem appropriate, and (iv) the modification of this plan as may be necessary to implement this plan. The death, resignation or other disability of any Director or officer of the Company shall not impair the authority of the surviving or remaining Directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining Directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

                  10. Director Compensation. The independent members of the Board of Directors of the Company shall continue to receive compensation for as long as they remain members of the Board of Directors of the Company until the final distribution of assets of the Company.

                  11. Indemnification; Insurance. The Company shall reserve sufficient assets and/or obtain or maintain such insurance as shall be necessary to provide the continued indemnification of the Board of Directors of the Company, officers and agents of the Company, and other parties whom the Company has agreed to indemnify, to the full extent provided by the declaration of trust and the bylaws of the Company, any existing indemnification agreement and applicable law. At the discretion of the Board of Directors of the Company, such insurance may include coverage for the periods after the dissolution of the Company, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, employees and agents of such Liquidating Trust.

                                                                         ANNEX B

                        CLARION COMMERCIAL HOLDINGS, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE


         This charter shall be reviewed, updated and approved annually by the board of directors.

ROLE AND INDEPENDENCE
---------------------

         The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

         The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

RESPONSIBILITIES
----------------

         The audit committee's primary responsibilities include:

         o Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

         o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

         o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

         o Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

         o Discussing with management the independent auditor the quality and adequacy of the company's internal controls.

         o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

         o Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the stockholders.

                                                                         ANNEX C


                                                       March 7, 2001


Special Committee of
The Board of Directors
Clarion Commercial Holdings, Inc.
335 Madison Avenue
New York, New York 10017

Gentlemen:

We understand that Clarion Commercial Holdings, Inc. ("CCH") is considering its liquidation (the "Liquidation"). CCH is managed by Clarion Capital, LLC ("Clarion Capital"), subject to the direction and oversight of the Company's Board of Directors and the terms of a Management Agreement, which is subject to renewal as of June 2, 2001, between CCH and Clarion Capital. In connection with the Liquidation, CCH and Clarion Capital will enter into a Liquidation Agreement (the "Liquidation Agreement") and CCH and its independent directors have entered into a revised compensation arrangement (the "New Compensation Arrangement").

You have provided us with drafts of the Liquidation Agreement, a description of the New Compensation Arrangement and CCH's Notice of Annual Meeting and Proxy Statement in substantially the form shown to CCH's Board of Directors (the "Transaction Documents").

Sutter Securities Incorporated ("Sutter Securities") has been asked to advise the Independent Committee of the Board of Directors of CCH and the Board of Directors of CCH as to fairness, from a financial point of view to the public shareholders of CCH of the Liquidation Agreement and the New Compensation Arrangement for the Independent Directors, taken as whole (the "Opinion").

In the course of our analyses for rendering this opinion, we have:

         1.       Reviewed the Transaction Documents;

Special Committee of
The Board of Directors
Clarion Commercial Holdings, Inc.
March 7, 2001
Page 2 of 4


         2. Reviewed CCH's audited financial statements for the fiscal years ended December 31, 1998 and 1999, and its unaudited interim financial statements for the period ended September 30, 2000;

         3. Reviewed Clarion Capital's unaudited financial statements for the fiscal years ended December 31, 1998 and 1999, and its unaudited interim financial statements for the period ended September 30, 2000;

         4. Reviewed certain operating and financial information, including projections, provided to us by management relating to Clarion Capital's business and prospects;

         5. Met with certain members of Clarion Capital's senior and operating managements to discuss its operations, historical financial statements and future prospects;

         6. Reviewed historical offers for, and transactions in the common stock of Clarion Capital;

         7.       Visited Clarion Capital's facilities in New York, New York;

         8. Reviewed publicly available financial data and stock market performance data of public companies which we deemed generally comparable to Clarion Capital;

         9. Reviewed publicly available financial data and stock market performance data of CCH common stock;

         10.      Reviewed CCH's asset portfolio as of January 31, 2001;

         11. Reviewed the Management Agreement dated as of June 2, 1998 by and between CCH and Clarion Capital;

         12. Reviewed the Clarion Capital Sub-Advisory Agreement dated as of January 1, 1998, between Clarion Capital and Clarion Partners LLC;

         13. Reviewed Clarion Capital's proposal to the independent directors of CCH to provide services, equipment and facilities related to the contemplate liquidation and dissolution of CCH;

         14. Reviewed the PricewaterhouseCoopers LLP letter dated August 31, 2000, concerning the issues, tasks and costs related to the liquidation of a publicly-traded REIT;

         15. Reviewed the Limited Liability Company Agreement of Clarion Capital dated as of January 1, 1998 and amendments thereto;

Special Committee of
The Board of Directors
Clarion Commercial Holdings, Inc.
March 7, 2001
Page 3 of 4

         16. Reviewed the employment agreement dated as of January 1, 1998, between Daniel S. Heflin and Clarion Capital;

         17. Reviewed the draft of the acquisition proposal by ING Real Estate, dated August 9, 2000, to acquire Clarion Capital;

         18. Reviewed the letter of intent, dated November 6, 1998, among ING Real Estate, Clarion Partners, LLC, and Daniel S. Heflin regarding the option to purchase a minority interest in Clarion Capital;

         19. Reviewed the Purchase Sale and Option Agreement dated March 11, 1998, among CCH, Clarion Partners, LLC, and Daniel S. Heflin, as amended ; and

         20. Conducted such other studies, analyses, inquiries and investigations, as we deemed appropriate.

In the course of our review, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all financial and other information that was available to us from public sources and all the financial and other information provided to us by Clarion Capital, CCH and their representatives. We have further relied upon the assurances of management that they are unaware of any facts that would make the information provided to us incomplete or misleading.

With respect to the financial projections for fiscal years 2000 and 2001 supplied to us, we assumed that, as of the date supplied to us, they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management Clarion Capital.

In arriving at our opinion, we have not performed any independent appraisal of the assets of Clarion Capital.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist and on the information made available to us as of, the date of this presentation. We have relied as to all legal matters on the advice of CCH and its representatives.

Based on the foregoing, it is our opinion that the Liquidation Agreement and the New Compensation Arrangement, taken as a whole, are fair, from a financial point of view to the public shareholders of CCH.

The Opinion expressed herein is provided for the information and assistance of the Board of Directors of CCH in connection with its consideration of the Liquidation. Our Opinion, as expressed herein, does not constitute a recommendation to the Board of Directors of CCH or its stockholders as to whether or not to vote in favor of CCH's Liquidation Proposal.

Special Committee of
The Board of Directors
Clarion Commercial Holdings, Inc.
March 7, 2001
Page 4 of 4

Our opinion will be updated to the date of the Proxy Statement for considering the Liquidation.


                                                     Very truly yours,

                                      SUTTER SECURITIES INCORPORATED



                                            By: /s/ M. Mark Lee
                                                -------------------
                                                Senior Managing Director

                                   DETACH HERE


                                      PROXY


                        CLARION COMMERCIAL HOLDINGS, INC

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, _______, 2001

                  (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

         The undersigned hereby appoints Daniel Heflin and Frank L. Sullivan, Jr., and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of Clarion Commercial Holdings, Inc. common stock which the undersigned is entitled to vote on all matters which may properly come before the 2000 Annual Meeting of Stockholders of Clarion Commercial Holdings, Inc., or any adjournment thereof.

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        SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
            SIDE                                                                    SIDE
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                                       1
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
CLARION COMMERCIAL
HOLDINGS, INC.
c/o EquiServe P.O. Box 9398
Boston, MA  02205-9398

ZCCH1A                                               DETACH HERE

[X]      PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2,3 AND 4
--------------------------------------------------------------------------------

1. Approval of the complete dissolution of Clarion pursuant to the plan of liquidation described in the accompanying proxy statement.


                           FOR              AGAINST           ABSTAIN
                           [  ]               [  ]             [  ]

2.       Election of two directors for a three-year term.
         NOMINEES:     (01)     Steven N. Fayne            Independent Director

                       (02)     Frank L. Sullivan, Jr.     Director

                       FOR                                         WITHHELD
                       THE              [  ]              [  ]     FROM THE
                       NOMINEES                                    NOMINEES

[  ]     --------------------------------------
         For all nominees except as noted above

Signature:   ____________________  Date:  _____________

                                                                 FOR             AGAINST       ABSTAIN
3.       The appointment of Deloitte &                           [  ]             [  ]           [  ]
         Touche LLP as independent auditors.

4. The transaction of such other matters as may properly come before such annual meeting or any adjournment or postponement thereof, in the discretion of the proxies.


                           FOR              AGAINST           ABSTAIN
                           [  ]               [  ]              [  ]

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [  ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [  ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

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                                       2
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature:  ________________________        Date:  __________________

                            STATEMENT OF DIFFERENCES

The section symbol shall be expressed as ..................................`ss'